UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

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TESLA, INC.
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NOTICE OF 2023 ANNUAL MEETING

OF STOCKHOLDERS

TO BE HELD ON MAY 16, 2023

Dear Tesla Stockholders:

We are pleased to inform you that our 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) will be held on Tuesday, May 16, 2023, at 3:00 p.m. Central Time, both virtually via the Internet at www.meetnow.global/TESLA2023 and in person for a limited number of stockholders at Tesla’s Gigafactory Texas located at 1 Tesla Road, Austin, TX 78725. For your convenience, we will also webcast the 2023 Annual Meeting live via the Internet at www.tesla.com/2023shareholdermeeting. The agenda of the 2023 Annual Meeting will be the following items of business, which are more fully described in this proxy statement:

Agenda Item		Board Vote Recommendation
Tesla Proposals

1.	A Tesla proposal to elect three Class I directors to serve for a term of three years, or until their respective successors are duly elected and qualified (“Proposal One”).	“FOR EACH COMPANY NOMINEE”

2.	A Tesla proposal to approve executive compensation on a non-binding advisory basis (“Proposal Two”).	“FOR”

3.	A Tesla proposal to approve the frequency of future votes on executive compensation on a non-binding advisory basis (“Proposal Three”).	“EVERY THREE YEARS”

4.	A Tesla proposal to ratify the appointment of PricewaterhouseCoopers LLP as Tesla’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (“Proposal Four”).	“FOR”

Stockholder Proposals

5.	A stockholder proposal regarding reporting on key-person risk, if properly presented (“Proposal Five”).	“AGAINST”

All stockholders as of the close of business on March 20, 2023 are cordially invited to attend the 2023 Annual Meeting virtually via the Internet at www.meetnow.global/TESLA2023. We will also accommodate a limited number of stockholders in person at Gigafactory Texas.

We are providing our proxy materials to our stockholders over the Internet. This reduces our environmental impact and our costs while ensuring our stockholders have timely access to this important information. Accordingly, stockholders of record at the close of business on March 20, 2023 will receive a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) with details on accessing these materials. Beneficial owners of Tesla common stock at the close of business on March 20, 2023 will receive separate notices on behalf of their brokers, banks or other intermediaries through which they hold shares.

Your vote is very important. Whether or not you plan to attend the 2023 Annual Meeting, we encourage you to read the proxy statement and vote as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the 2023 Annual Meeting and Procedural Matters” and the instructions on the Notice of Internet Availability or the notice you receive from your broker, bank or other intermediary.

Thank you for your ongoing support of Tesla.

Elon Musk

Robyn Denholm

PROXY STATEMENT

FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

Tesla, Inc. 2023 Proxy Statement 1

2 Tesla, Inc. 2023 Proxy Statement

TESLA, INC.

1 Tesla Road

Austin, TX 78725

PROXY STATEMENT

FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 16, 2023

The proxy statement and annual report are available at www.envisionreports.com/TSLA.

In accordance with U.S. Securities and Exchange Commission (the “SEC”) rules, we are providing access to our proxy materials over the Internet to our stockholders rather than in paper form, which reduces the environmental impact of our annual meeting and our costs.

Accordingly, if you are a stockholder of record, a one-page Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) has been mailed to you on or about April 6, 2023. Stockholders of record may access the proxy materials on the website listed above or request a printed set of the proxy materials be sent to them by following the instructions in the Notice of Internet Availability. The Notice of Internet Availability also explains how you may request that we send future proxy materials to you by e-mail or in printed form by mail. If you choose the e-mail option, you will receive an e-mail next year with links to those materials and to the proxy voting site. We encourage you to choose this e-mail option, which will allow us to provide you with the information you need in a timelier manner, will save us the cost of printing and mailing documents to you and will conserve natural resources. Your election to receive proxy materials by e-mail or in printed form by mail will remain in effect until you terminate it.

If you are a beneficial owner, you will not receive a Notice of Internet Availability directly from us, but your broker, bank or other intermediary will forward you a notice with instructions on accessing our proxy materials and directing that organization how to vote your shares, as well as other options that may be available to you for receiving our proxy materials.

Please refer to the question entitled “What is the difference between holding shares as a stockholder of record or as a beneficial owner?” below for important details regarding different forms of stock ownership.

Tesla, Inc. 2023 Proxy Statement 1

QUESTIONS AND ANSWERS ABOUT THE 2023 ANNUAL MEETING AND PROCEDURAL MATTERS

Q:	Why am I receiving these proxy materials?

A:

The Board of Directors (the “Board”) of Tesla, Inc. (the “Company,” “Tesla,” “we,” “us” or “our”) has made available on the Internet or is providing to you in printed form these proxy materials. We do this in order to solicit voting proxies for use at Tesla’s 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”), to be held Tuesday, May 16, 2023, at 3:00 p.m. Central Time, and at any adjournment or postponement thereof. If you are a stockholder of record and you submit your proxy to us, you direct certain of our officers to vote your shares of Tesla common stock in accordance with the voting instructions in your proxy. If you are a beneficial owner and you follow the voting instructions provided in the notice you receive from your broker, bank or other intermediary, you direct such organization to vote your shares in accordance with your instructions. These proxy materials are being made available or distributed to you on or about April 6, 2023. As a stockholder, you are invited to attend the 2023 Annual Meeting and we request that you vote on the proposals described in this proxy statement.

Q:	Can I attend the 2023 Annual Meeting?

A:

Tesla expects to accommodate a limited number of stockholders in person at the 2023 Annual Meeting due to capacity restrictions. To maximize fairness, Tesla will conduct a random drawing to determine stockholders’ eligibility to attend in person. If you were a stockholder of record or a beneficial owner at the close of business on March 20, 2023 (the “Record Date”), you must register on our stockholder platform at www.tesla.com/teslaaccount/subscription-preferences to be eligible for the drawing. The drawing will be held strictly in accordance with the rules and terms described at www.tesla.com/2023shareholdermeeting, and we will be unable to make any exceptions.

In addition, you may attend the 2023 Annual Meeting virtually via the Internet at www.meetnow.global/TESLA2023. The meeting will begin promptly at 3:00 p.m. Central Time. If you choose to attend the 2023 Annual Meeting virtually via the Internet, we encourage you to access the meeting prior to the start time leaving ample time for log-in.

Q:	Where is the 2023 Annual Meeting?

A:

The 2023 Annual Meeting will be held at Gigafactory Texas located at 1 Tesla Road, Austin, TX 78725 and virtually via the Internet at www.meetnow.global/TESLA2023. Stockholders who are selected in the random drawing may request directions to the 2023 Annual Meeting in person by calling (512) 516-8177 or by contacting our investor relations at ir@tesla.com.

Q:	Will I be able to view the 2023 Annual Meeting via the Internet?

A:

Yes. You may attend the 2023 Annual Meeting virtually via the Internet at www.meetnow.global/TESLA2023. We will also webcast the 2023 Annual Meeting live via the Internet at www.tesla.com/2023shareholdermeeting.

Q:	Who is entitled to vote at the 2023 Annual Meeting?

A:

You may vote your shares of Tesla common stock if you owned your shares at the close of business on the Record Date. You may cast one vote for each share of common stock held by you as of the Record Date on all matters presented. See the questions entitled “How can I vote my shares in person at the 2023 Annual Meeting?”, “How can I vote my shares virtually at the 2023 Annual Meeting?” and “How can I vote my shares without attending the 2023 Annual Meeting?” below for additional details.

As of the Record Date, holders of common stock were eligible to cast an aggregate of 3,169,269,409 votes at the 2023 Annual Meeting.

2 Tesla, Inc. 2023 Proxy Statement

Q:	What is the difference between holding shares as a stockholder of record or as a beneficial owner?

A:

You are the “stockholder of record” of any shares that are registered directly in your name with Tesla’s transfer agent, Computershare Trust Company, N.A. A minority of our stockholders are stockholders of record. We have sent the Notice of Internet Availability directly to you if you are a stockholder of record. As a stockholder of record, you may grant your voting proxy directly to Tesla or to a third party or vote in person at the 2023 Annual Meeting as described more fully below.

You are the “beneficial owner” of any shares (which are considered to be held in “street name”) that are held on your behalf by a brokerage account or by a bank or another intermediary that is the stockholder of record for those shares. The vast majority of our stockholders are beneficial owners. If you are a beneficial owner, you did not receive a Notice of Internet Availability directly from Tesla, but your broker, bank or other intermediary forwarded you a notice together with voting instructions for directing that organization how to vote your shares. You may also attend the 2023 Annual Meeting in person (if you are eligible per our random drawing to attend in person), but because a beneficial owner is not a stockholder of record, you may not vote in person at the 2023 Annual Meeting unless you obtain a “legal proxy” from the organization that holds your shares, giving you the right to vote the shares at the 2023 Annual Meeting.

Q:	How can I vote my shares in person at the 2023 Annual Meeting?

A:

You may vote shares for which you are the stockholder of record in person at the 2023 Annual Meeting (if you are eligible per our random drawing to attend in person). You may vote shares for which you are the beneficial owner in person (if you are eligible per our random drawing to attend in person) at the 2023 Annual Meeting only if you obtain a “legal proxy” from the broker, bank or other intermediary that holds your shares, giving you the right to vote the shares. Even if you plan to attend the 2023 Annual Meeting, and are eligible per our random drawing, we recommend that you also direct the voting of your shares as described below in the question entitled “How can I vote my shares without attending the 2023 Annual Meeting?” so that your vote will be counted even if you later decide not to attend the 2023 Annual Meeting.

Q:	How can I vote my shares virtually at the 2023 Annual Meeting?

A:	In order to join, submit questions and vote virtually via the Internet at the 2023 Annual Meeting, you will need a 15-digit secure “control number” unique to you, which you may obtain as follows.

››

If you are a “stockholder of record” with shares registered directly in your name with our transfer agent, Computershare Trust Company (a minority of Tesla stockholders), you can find the control number on the Notice of Internet Availability or paper proxy card that was sent to you.

››	If you are a beneficial owner of shares held in street name, you may:

››

Register in advance to obtain a control number. Please ask your broker, bank or other intermediary that holds your shares for a “legal proxy” for the 2023 Annual Meeting and submit a copy of it from your e-mail address with “Legal Proxy” in the subject line to legalproxy@computershare.com or by mail to Computershare at Tesla, Inc. Legal Proxy, P.O. Box 43001, Providence, RI, 02940-3001. If your request is received no later than 3:00 p.m. Central Time on May 11, 2023, you will receive a confirmation e-mail with your control number; or

››

Use the control number received with your voting instruction form. Please note, however, that this option is intended to be provided as a convenience to beneficial owners only, and there is no guarantee this option will be available for every type of beneficial owner voting control number. Please go to www.meetnow.global/TESLA2023 for more information on the available options and registration instructions.

Tesla, Inc. 2023 Proxy Statement 3

Even if you plan to attend the 2023 Annual Meeting virtually via the Internet, we recommend that you also direct the voting of your shares as described below in the question entitled “How can I vote my shares without attending the 2023 Annual Meeting?” so that your vote will be counted even if you later decide not to attend the 2023 Annual Meeting.

Q:	How can I vote my shares without attending the 2023 Annual Meeting?

A:	Whether you hold shares as a stockholder of record or a beneficial owner, you may direct how your shares are voted without attending the 2023 Annual Meeting by the following means:

By Internet—Stockholders of record with Internet access may submit proxies by following the voting instructions on the Notice of Internet Availability until 1:00 a.m., Central Time on May 16, 2023. If you are a beneficial owner of shares held in street name, please check the voting instructions in the notice provided by your broker, bank or other intermediary for Internet voting availability.

By telephone—Stockholders of record who live in the United States (or its territories) or Canada may request a paper proxy card from Tesla by following the procedures in the Notice of Internet Availability, and submit proxies by following the applicable “Phone” instructions on the proxy card. If you are a beneficial owner of shares held in street name, please check the voting instructions in the notice provided by your broker, bank or other intermediary for telephone voting availability.

By mail—Stockholders of record may request a paper proxy card from Tesla by following the procedures in the Notice of Internet Availability. If you elect to vote by mail, please complete, sign and date the proxy card where indicated and return it in the prepaid envelope included with the proxy card. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted. If you are a beneficial owner of shares held in street name, you may vote by mail by completing, signing and dating the voting instructions in the notice provided by your broker, bank or other intermediary and mailing it in the accompanying pre-addressed envelope.

Q:	How many shares must be present or represented to conduct business at the 2023 Annual Meeting?

A:

The stockholders of record of a majority of the shares entitled to vote at the 2023 Annual Meeting must either (1) be present in person or virtually via the Internet at the 2023 Annual Meeting or (2) have properly submitted a proxy in order to constitute a quorum at the 2023 Annual Meeting.

Under the General Corporation Law of the State of Delaware, abstentions and broker “non-votes” are counted as present, and therefore are included for the purposes of determining whether a quorum is present at the 2023 Annual Meeting. A broker “non-vote” occurs when an organization that is the stockholder of record that holds shares for a beneficial owner, and which is otherwise counted as present or represented by proxy, does not vote on a particular proposal because that organization does not have discretionary voting power under applicable regulations to vote on that item and has not received specific voting instructions from the beneficial owner.

Q:	What proposals will be voted on at the 2023 Annual Meeting?

A:	The proposals scheduled to be voted on at the 2023 Annual Meeting are:

Tesla Proposals

››	A Tesla proposal to elect three Class I directors listed in this proxy statement to serve for a term of three years, or until their respective successors are duly elected and qualified (Proposal One);

››	A Tesla proposal to approve executive compensation on a non-binding advisory basis (Proposal Two);

››	A Tesla proposal to approve the frequency of future votes on executive compensation on a non-binding advisory basis (Proposal Three);

››	A Tesla proposal to ratify the appointment of PricewaterhouseCoopers LLP as Tesla’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal Four); and

Stockholder Proposals

››	A stockholder proposal regarding reporting on key-person risk, if properly presented (Proposal Five).

4 Tesla, Inc. 2023 Proxy Statement

Q:	What is the voting requirement to approve each of the proposals?

A:

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal One—Tesla proposal to elect three Class I directors	Majority of the shares present in person or represented by proxy and entitled to vote on the election of directors	No
Proposal Two—Tesla proposal to approve executive compensation on a non-binding advisory basis	Majority of the shares present in person or represented by proxy and entitled to vote on the subject matter	No
Proposal Three—Tesla proposal to approve the frequency of future votes on executive compensation on a non-binding advisory basis	The frequency (every one, two or three years) receiving the most votes will be considered the frequency recommended by stockholders	No
Proposal Four—Tesla proposal to ratify the appointment of independent registered public accounting firm	Majority of the shares present in person or represented by proxy and entitled to vote on the subject matter	Yes
Proposal Five—Stockholder proposal regarding reporting on key-person risk, if properly presented	Majority of the shares present in person or represented by proxy and entitled to vote on the subject matter	No

Q:	How are votes counted?

A:

All shares entitled to vote and that are voted in person at the 2023 Annual Meeting will be counted, and all shares represented by properly executed and unrevoked proxies received prior to the 2023 Annual Meeting will be voted at the 2023 Annual Meeting as indicated in such proxies. You may vote “FOR,” “AGAINST” or “ABSTAIN” on each of the nominees for election as director (Proposal One), and on each of Proposals Two, Four and Five. You may vote to recommend, by non-binding vote, the frequency of future executive compensation votes (Proposal Three) for a vote every one, two or three years, or you may abstain from voting.

With respect to the election of directors, Tesla’s bylaws provide that in an uncontested election, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter is required to elect a director. Abstentions with respect to any director nominee (Proposal One) or any of Proposals Two, Four and Five will have the same effect as a vote against such nominee or Proposal. Consequently, each director nominee will be elected, and each of Proposals Two, Four and Five will be approved or ratified, as applicable, only if the number of shares voted “FOR” such nominee or Proposal exceeds the total number of shares voted “AGAINST” or to “ABSTAIN” with respect to such nominee or Proposal.

You may vote to recommend, by non-binding vote, the frequency of future executive compensation votes (Proposal Three) for a vote every one, two or three years, or you may abstain from voting. The Board will consider the frequency option that receives the greatest number of votes among the three frequency options to be the recommendation of the stockholders. Abstentions will have no effect on Proposal Three.

Q:	What is the effect of not casting a vote or if I submit a proxy but do not specify how my shares are to be voted?

A:

If you are a stockholder of record and you do not vote by proxy card, by telephone or via the Internet before the 2023 Annual Meeting, or in person or virtually via the Internet at the 2023 Annual Meeting, your shares will not be voted at the 2023 Annual Meeting. If you submit a proxy, but you do not provide voting instructions, your shares will be voted in accordance with the recommendation of the Board (or, if there is no recommendation of the Board on a Proposal, your shares will not be voted on such Proposal).

Tesla, Inc. 2023 Proxy Statement 5

If you are a beneficial owner and you do not provide the organization that is the stockholder of record for your shares with voting instructions, the organization will determine if it has the discretionary authority to vote on the particular matter. Under applicable regulations, brokers and other intermediaries have the discretion to vote on routine matters, such as Proposal Four, but do not have discretion to vote on non-routine matters such as Proposals One, Two, Three and Five. Therefore, if you do not provide voting instructions to that organization, it may vote your shares only on Proposal Four and any other routine matters properly presented for a vote at the 2023 Annual Meeting.

Q:	What is the effect of a broker “non-vote”?

A:

An organization that holds shares of Tesla’s common stock for a beneficial owner will have the discretion to vote on routine proposals if it has not received voting instructions from the beneficial owner at least ten days prior to the 2023 Annual Meeting. A broker “non-vote” occurs when a broker, bank or other intermediary that is otherwise counted as present or represented by proxy does not receive voting instructions from the beneficial owner and does not have the discretion to vote the shares. A broker “non-vote” will be counted for purposes of calculating whether a quorum is present at the 2023 Annual Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal as to which that broker “non-vote” occurs. Thus, a broker “non-vote” will not impact our ability to obtain a quorum for the 2023 Annual Meeting and will not otherwise affect the approval by a majority of the votes present in person or represented by proxy and entitled to vote of any of the Proposals One, Two, Three and Five. As described above, broker non-votes are not expected to occur in connection with Proposal Four.

Q:	How does the Board recommend that I vote?

A:	The Board recommends that you vote your shares:

››	“FOR” the three nominees for election as Class I directors (Proposal One);

››	“FOR” the approval, by non-binding advisory vote, of executive compensation (Proposal Two);

››	“EVERY THREE YEARS” for the approval, by non-binding advisory vote, of a triennial executive compensation vote (Proposal Three);

››	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Tesla’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal Four); and

››	“AGAINST” the approval of the stockholder proposal regarding reporting on key-person risk (Proposal Five).

Q:	What happens if additional matters are presented at the 2023 Annual Meeting?

A:

If any other matters are properly presented for consideration at the 2023 Annual Meeting, including, among other things, consideration of a motion to adjourn the 2023 Annual Meeting to another time or place, the persons named as proxy holders, Elon Musk and Zachary Kirkhorn, or either of them, will have discretion to vote the proxies held by them on those matters in accordance with their best judgment. Tesla has received notice from a stockholder of an intent to propose a resolution at the 2023 Annual Meeting requesting reporting on plans to eradicate child labor and forced labor from its supply chain. Other than the floor proposal, Tesla does not currently anticipate that any other matters will be raised at the 2023 Annual Meeting.

Q:	Can I change my vote?

A:

If you are a stockholder of record, you may change your vote (1) by submitting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the voting methods described above in the question entitled “How can I vote my shares without attending the 2023 Annual Meeting?,” (2) by providing a written notice of revocation to Tesla, Inc., 1 Tesla Road, Austin, Texas 78725, Attention: Legal Department, with a copy sent by e-mail to shareholdermail@tesla.com, prior to your shares being voted, or (3) by attending the 2023 Annual Meeting and voting in person or virtually via the Internet, which will supersede any proxy previously submitted by you. However, merely attending the meeting will not cause your previously granted proxy to be revoked unless you specifically request it.

If you are a beneficial owner of shares held in street name, you may generally change your vote by (1) submitting new voting instructions to your broker, bank or other intermediary or (2) if you have obtained a “legal proxy” from the organization that holds your shares giving you the right to vote your shares, by attending the 2023 Annual Meeting and voting in person. However, please consult that organization for any specific rules it may have regarding your ability to change your voting instructions.

6 Tesla, Inc. 2023 Proxy Statement

Q:	What should I do if I receive more than one Notice of Internet Availability, notice from my broker, bank or other intermediary, or set of proxy materials?

A:

You may receive more than one Notice of Internet Availability, notice from your broker, bank or other intermediary, or set of proxy materials, including multiple copies of proxy cards or voting instruction cards. For example, if you are a beneficial owner with shares in more than one brokerage account, you may receive a separate notice or voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice of Internet Availability or proxy card. Please complete, sign, date and return each Tesla proxy card or voting instruction card that you receive, and/or follow the voting instructions on each Notice of Internet Availability or other notice you receive, to ensure that all your shares are voted.

Q:	Is my vote confidential?

A:

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Tesla or to third parties, except: (1) as necessary for applicable legal requirements, (2) to allow for the tabulation and certification of the votes and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to Tesla management.

Q:	Who will serve as inspector of election?

A:	The inspector of election will be Computershare Trust Company, N.A.

Q:	Where can I find the voting results of the 2023 Annual Meeting?

A:

We will publish final voting results in our Current Report on Form 8-K, which will be filed with the SEC and made available on its website at www.sec.gov within four (4) business days of the 2023 Annual Meeting.

Q:	Who will bear the cost of soliciting votes for the 2023 Annual Meeting?

A:

Tesla will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners for their reasonable expenses in forwarding solicitation material to those beneficial owners. Our directors, officers and employees may also solicit proxies in person or by other means. These directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses incurred in doing so.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including recommendations of director candidates, for consideration at future stockholder meetings.

For inclusion in Tesla’s proxy materials—Stockholders may present proper proposals for inclusion in Tesla’s proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing in a timely manner to:

Tesla, Inc.

1 Tesla Road

Austin, Texas 78725

Attention: Legal Department

with a copy sent by e-mail to shareholdermail@tesla.com.

Any correspondence that is not addressed precisely in accordance with the foregoing, including any correspondence directed to a specific individual, may not be received timely or at all, and we strongly recommend that you also send such correspondence by e-mail and verify that you receive a confirmation of receipt from Tesla.

In order to be included in the proxy statement for the 2024 annual meeting of stockholders, stockholder proposals must be received in accordance with the above instructions no later than December 8, 2023, provided that if the date of the

Tesla, Inc. 2023 Proxy Statement 7

2024 annual meeting of stockholders is more than 30 days from the one-year anniversary of the 2023 Annual Meeting, the deadline will instead be a reasonable time before we begin to print and send our proxy materials for the 2024 annual meeting of stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our bylaws also provide for a right of proxy access. This enables stockholders, under specified conditions, to include their nominees for election as directors in our proxy statement. Under our bylaws, a stockholder (or group of up to 20 stockholders) who has continuously owned at least 3% of the outstanding shares of our common stock for at least three consecutive years and has complied with the other requirements in our bylaws may nominate up to 20% of the Board and have such nominee(s) included in our proxy statement. To be timely, notice of nominees should be delivered to Tesla, Inc., 1 Tesla Road, Austin, Texas 78725, Attention: Legal Department, with a copy sent by e-mail to shareholdermail@tesla.com, not less than 120 days nor more than 150 days prior to the one-year anniversary of the date on which Tesla mailed its proxy materials to stockholders for the previous year’s annual meeting of stockholders. As a result, notice of nominees for our 2024 annual meeting of stockholders must be delivered to the address above not later than December 8, 2023 and not earlier than November 8, 2023.

To be brought at annual meeting—In addition, you can find in Tesla’s bylaws an advance notice procedure for stockholders who wish to present certain matters, including nominations for the election of directors, at an annual meeting of stockholders without inclusion in Tesla’s proxy materials.

In general, Tesla’s bylaws provide that the Board will determine the business to be conducted at an annual meeting, including nominations for the election of directors, as specified in the Board’s notice of meeting or as properly brought at the meeting by the Board. However, a stockholder may also present at an annual meeting any business, including nominations for the election of directors, specified in a written notice properly delivered within the Notice Period (as defined below), if the stockholder held shares at the time of the notice and the record date for the meeting. Such notice should be delivered to Tesla, Inc., 1 Tesla Road, Austin, Texas 78725, Attention: Legal Department, with a copy sent by e-mail to shareholdermail@tesla.com. The notice must contain specified information about the proposed business or nominees and about the proponent stockholder. If a stockholder who has delivered such a notice does not appear to present his or her proposal at the meeting, Tesla will not be required to present the proposal for a vote.

The “Notice Period” is the period not less than 45 days nor more than 75 days prior to the one-year anniversary of the date on which Tesla mailed its proxy materials to stockholders for the previous year’s annual meeting of stockholders. As a result, the Notice Period for the 2024 annual meeting of stockholders will start on January 22, 2024 and end on February 21, 2024. However, if the date of the 2024 annual meeting of stockholders is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the 2023 Annual Meeting, the Notice Period will instead start 120 days prior to the 2024 annual meeting of stockholders and end on the later of (i) 90 days prior to such meeting or (ii) the 10th day following our first public announcement of the date of the 2024 annual meeting of stockholders.

This is only a summary of the proxy access and advance notice procedures. Complete details regarding all requirements that must be met are found in our bylaws. You can obtain a copy of the relevant bylaw provisions by writing to Tesla, Inc., 1 Tesla Road, Austin, Texas 78725, Attention: Legal Department, or to shareholdermail@tesla.com via e-mail, or by accessing Tesla’s filings on the SEC’s website at www.sec.gov.

All notices of proposals or director nominees by stockholders, whether or not requested for inclusion in Tesla’s proxy materials, must be addressed precisely as prescribed in this section to be received timely or at all. We strongly recommend that you also send such correspondence by e-mail and verify that you receive a confirmation of receipt from Tesla.

Q:	How may I obtain a separate copy of the Notice of Internet Availability or the proxy materials?

A:

If you are a stockholder of record and share an address with another stockholder of record, each stockholder may not receive a separate copy of the Notice of Internet Availability or proxy materials. Stockholders may request to receive separate or additional copies of the Notice of Internet Availability or proxy materials by calling our Investor Relations department at (512) 516-8177 or by writing to Tesla, Inc., 1 Tesla Road, Austin, Texas 78725, Attention: Investor Relations, or to ir@tesla.com. Upon such written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, our proxy materials, to any stockholder at a shared address to which we delivered a single copy of any of these materials. Stockholders who share an address and receive multiple copies of the Notice of Internet Availability or proxy materials can also request to receive a single copy by following the instructions above.

Q:	Who can help answer my questions?

A:	Please contact our Investor Relations department by calling (512) 516-8177 or by writing to Tesla, Inc., 1 Tesla Road, Austin, TX 78725, Attention: Investor Relations, or to ir@tesla.com via email.

8 Tesla, Inc. 2023 Proxy Statement

INVESTOR OUTREACH AND ENGAGEMENT

Our Approach

Our unique business requires a unique approach to corporate governance, and our mission requires a long-term focus that we believe will ultimately maximize value to our employees and our stockholders. Our corporate governance structure has facilitated several key decisions which have set Tesla up to achieve long-term success and our mission to accelerate the world’s transition to sustainable energy.

Some examples include our decisions to:

•	Manufacture all-electric vehicles from the ground up rather than being a mere supplier of EV components;

•	Establish an international network of our stores, service centers and Supercharger stations despite regulatory hurdles and the significant capital outlay required to do so;

•	Build Gigafactory Nevada, the largest lithium-ion battery factory in the world, so that we can scale most effectively;

•

Expand into energy generation and storage through the acquisition of SolarCity Corporation in 2016 to create a vertically integrated sustainable energy company and empower individual consumers to be their own utility;

•	Deploy FSD Beta incrementally, resulting in over 130 million cumulative miles driven with FSD Beta to date; and

•	Compensate our CEO only if other stockholders realize tremendous value.

These and other similar decisions were made due to our corporate governance structure and, ultimately, decisions like these are what differentiate Tesla from other companies.

Year-Round Engagement

Our Board continuously evaluates our corporate governance structure, practices and policies, and weighs stakeholder feedback. The Board maintains an active, year-round dialogue with our largest stockholders to ensure that Tesla’s Board and management understand and consider the issues that matter most to our stockholders. This includes focused one-on-one meetings between our Board and stockholders throughout the year that are designed to give institutional stockholders an opportunity to better understand our strategy and governance and raise any concerns, and allow our directors to become better informed about our stockholders’ views and concerns.

Board Responsiveness

Through the Board’s engagement program discussed above, we have received, and continue to periodically receive, helpful input regarding a number of stockholder-related matters. Moreover, members of the Board and management from time to time seek input from our investors when considering important corporate actions, including our consideration of, and responses to, stockholder proposals that involve corporate governance and alignment with stockholder interests. As a result, we have adopted a number of significant changes, including but not limited to:

•

Progressively adding directors who are independent under the requirements of The Nasdaq Stock Market LLC (“Nasdaq”) and bring additional viewpoints and key skills in different areas as we evolve, including Kathleen Wilson- Thompson in 2018, Hiromichi Mizuno in 2020, Joe Gebbia in 2022 and JB Straubel as a nominee this year;

•

Following the passing proposal at the 2022 Annual Meeting relating to proxy access, meeting with key stockholders to discuss their views and formulate a framework to address the proposal, after which the Board voted to amend the bylaws of the Company to enable proxy access, in such a manner as to reflect such stockholder views;

•

Hosting Investor Day in March 2023, in which Tesla leaders presented on key areas important to our success, affording stockholders more detailed assessments of the performance, achievements, growth opportunities and areas of focus for our businesses, and addressing stockholder feedback requesting greater visibility into our business leaders and roadmap;

•

Amending our pledging policy to (i) cap the aggregate loan or investment amount that can be collateralized by the pledged stock of our CEO to the lesser of $3.5 billion or twenty-five percent (25%) of the total value of the pledged stock, and (ii) lower the percentage used to calculate the maximum loan or investment amount borrowable by directors and officers (other than our CEO) based on the total value of such director or officer’s pledged stock from 25% to 15%;

Tesla, Inc. 2023 Proxy Statement 9

•	Enhancing our proxy statement disclosures, including with respect to our corporate governance approach, succession planning, risk oversight, Committee engagement and director skills;

•

Publishing an annual Impact Report, and providing disclosures including those aligned with the Task Force on Climate-Related Financial Disclosures (TCFD) and Sustainability Accounting Standards Board recommendations, as well as EEO-1 data; and

•	Recommending management proposals in prior years, including at the 2022 Annual Meeting, to reduce director terms and eliminate applicable supermajority voting requirements.

This year, we will be publishing our fifth annual Impact Report with enhanced disclosures across people, environment, product and supply chain. In response to stockholder engagement, we are disclosing additional Scope 3 emissions categories and aligning with the TCFD’s recommended climate-related disclosures. We will also expand disclosures on the culture we continue to build and enhance at Tesla, how we engage and aim to retain our employees, progress we are making on displacing fossil fuels, the efficiency and safety of our products and how we manage risks in the supply chain, among many other topics. For further information, please navigate to the “Impact” page of the Investor Relations section on our website. We intend to publish our 2022 Report by the end of April 2023. Information contained on, or accessible through, our website and in our Impact Report, is not incorporated in, and is not part of, this proxy statement or any other report or filing we make with the SEC.

Our Board’s Commitment to Governance

Our Board believes in maintaining stockholder confidence through, among other things, demonstrating its responsiveness to stockholder feedback and its commitment to corporate governance. Accordingly, to provide an enhanced voice to our stockholders in approving fundamental corporate matters, the Board is committed to enabling the elimination of certain supermajority voting requirements in our charter and bylaws through the process outlined below.

In each of the last four years, our Board repeatedly proposed amendments to our certificate of incorporation and bylaws to reduce director terms and/or to eliminate certain supermajority voting. However, such amendments failed to pass each time that the Board proposed them. Because the affirmative vote of at least 66 2/3% of the total outstanding shares entitled to vote is required to approve such amendments, similar proposals cannot pass unless we achieve such a stockholder participation rate.

In response to not reaching the required stockholder participation rate, during 2022, we took active steps in an effort to increase the participation rate of our retail investors through the development of our Shareholder Platform (discussed below), outreach campaigns, direct mailings, one-on-one engagements and through social media channels. This resulted in achieving our highest stockholder participation rate in the last five years in 2022 of over 63%, though still short of the required 66 2/3% participation rate.

This year, we will again marshal our resources and continue our efforts to further increase retail investor participation rates as rapidly as possible, via events such as our 2023 Investor Day, and with an active communications campaign via our new Shareholder Platform and social media channels encouraging retail stockholders to vote their shares.

Once we have achieved a total stockholder participation rate of at least 65% at a stockholder meeting, the Board will again propose charter and bylaw amendments to eliminate supermajority voting requirements. To the extent that this proposal to eliminate supermajority voting requirements achieves the required threshold to pass, this will unlock a gateway for our Board and stockholders to adopt further stockholder-driven governance actions, including, without limitation, the right for stockholders to act by written consent or to call a special meeting, and the declassification of the Board. Furthermore, as previously discussed, the Board is consistently listening and receptive to taking further governance actions when appropriate.

Shareholder Platform

In 2022, building on our efforts to enhance engagement among our retail stockholder base, Tesla launched our Shareholder Platform. Any Tesla stockholder, regardless of holdings size, can sign up to stay informed about investor-related topics such as quarterly filings and event announcements, and are eligible for selection to participate in in-person access to Tesla events such as the Tesla Semi launch event, AI Day 2, Investor Day and our annual meetings. Tesla has one of the largest retail stockholder bases of any public company. Our retail stockholders are incredibly engaged and tend to have a very strong understanding of the Company, and are an important base of support and feedback for management and the Board. We will continue to build the system to maximize depth of engagement and reach. Our goal is for every stockholder who wants to engage with the Company to have a meaningful framework for interaction through the Shareholder Platform.

10 Tesla, Inc. 2023 Proxy Statement

Hybrid Annual Stockholder Meetings

Beginning in 2020, we have conducted our annual meetings both in-person and online through a live webcast and online stockholder tools. Our online format opens up engagement to all stockholders, regardless of the amount of stock owned and geography, and allows our substantial retail stockholder population to hear directly from our Board and management, as well as to submit questions online. At the same time, due to investor feedback and interest, we continue to also host our meetings in-person so stockholders have the opportunity to engage with our Board and management in-person.

Tesla, Inc. 2023 Proxy Statement 11

MANAGEMENT PROPOSALS

PROPOSAL ONE

TESLA PROPOSAL FOR ELECTION OF DIRECTORS

General

Tesla’s Board currently consists of eight members who are divided into three classes with staggered three-year terms. Our bylaws permit the Board to establish by resolution the authorized number of directors, and eight directors are currently authorized. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. The Board and the Nominating and Corporate Governance Committee will continue to frequently evaluate the optimal size and composition of the Board to allow it to operate nimbly and efficiently, while maintaining new ideas, expertise and experience among its membership.

Hiromichi Mizuno, a Class I director, will not stand for re-election to the Board when his current term ends at the 2023 Annual Meeting. Accordingly, the Board has nominated JB Straubel to succeed Mr. Mizuno as a Class I director. Mr. Straubel joined Tesla in 2004, and spent 14 years as our Chief Technology Officer, where he played a key role in our battery cell design, and engineering and production. Mr. Straubel also led the construction and concept of Gigafactory Nevada and the production ramp of our Model 3. After his departure from Tesla in 2019, Mr. Straubel founded Redwood Materials Inc. (“Redwood”), which is dedicated to building a circular supply chain to power a sustainable world and accelerate the reduction of fossil fuels. We believe that Mr. Straubel’s extensive operational experience in senior leadership at the Company, combined with his engineering expertise and passion for cleantech, will make him an important asset in our mission to accelerate the world’s transition to sustainable energy.

Nominees for Class I Directors

Three candidates have been nominated for election as Class I directors at the 2023 Annual Meeting for a three-year term expiring in 2026.

Upon recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Elon Musk, Robyn Denholm and JB Straubel for election as Class I directors. Biographical information about each of the nominees is contained in the following section. A discussion of the qualifications, attributes and skills of each nominee that led the Board and the Nominating and Corporate Governance Committee to the conclusion that he or she should be elected or continue to serve as a director follows each of the director and nominee biographies.

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Messrs. Musk and Straubel and Ms. Denholm. Each of Messrs. Musk and Straubel and Ms. Denholm has accepted such nomination; however, in the event that a nominee is unable or declines to serve as a director at the time of the 2023 Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board to fill such vacancy. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy card or when you vote by telephone or over the Internet. If you are a beneficial owner holding your shares in street name and you do not give voting instructions to your broker, bank or other intermediary, that organization will leave your shares unvoted on this matter.

THE BOARD RECOMMENDS A VOTE FOR THE TESLA PROPOSAL FOR THE ELECTION OF

ELON MUSK, ROBYN DENHOLM AND JB STRAUBEL.

12 Tesla, Inc. 2023 Proxy Statement

Information Regarding the Board and Director Nominees

The names of the members of the Board and Tesla’s director nominees, their respective ages, their positions with Tesla and other biographical information as of April 6, 2023, are set forth below. Except for Messrs. Elon Musk, our Chief Executive Officer and a director, and Kimbal Musk, a director, who are brothers, there are no other family relationships among any of our directors or executive officers.

Name	Chair of the Board	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Disclosure Controls Committee
Elon Musk
Robyn Denholm	X	X	X	X	X
Ira Ehrenpreis			X	X
Hiromichi Mizuno (1)		X
Joe Gebbia		X
James Murdoch		X		X	X
Kimbal Musk
JB Straubel (2)
Kathleen Wilson-Thompson			X	X	X

(1)	Mr. Mizuno will not stand for re-election when his current term expires at the 2023 annual meeting of stockholders.
(2)	Mr. Straubel has been nominated by the Board for election as a Class I director at the 2023 annual meeting of stockholders.

Key Skills

The following chart sets forth certain key skills (based on prior and current roles) of our directors and director nominees.

	E. Musk	Denholm	Ehrenpreis	Gebbia	Mizuno	Murdoch	K. Musk	Straubel	Wilson-Thompson

Executive Leadership	∎	∎		∎		∎	∎	∎	∎

Financial Expertise / Investment	∎	∎	∎	∎	∎	∎

Technology	∎	∎	∎	∎		∎	∎	∎

Cybersecurity	∎	∎		∎

Risk and Compliance		∎	∎		∎				∎

Growth / Transformation	∎	∎	∎	∎		∎	∎	∎

Public Company Board Experience	∎	∎		∎		∎	∎	∎	∎

Legal, Regulatory and Public Policy			∎		∎	∎			∎

Environmental / Social / Governance

Environmental	∎		∎	∎	∎		∎	∎

Social			∎	∎	∎		∎		∎

Governance		∎	∎		∎		∎		∎

Global Operations	∎	∎		∎	∎	∎	∎	∎	∎

Manufacturing / Supply Chain	∎	∎					∎	∎	∎

Strategic Planning	∎	∎	∎	∎		∎	∎	∎	∎

Tesla, Inc. 2023 Proxy Statement 13

Director Bios

Elon Musk

Age:	51

Director Since:	2004

Career Highlights

Elon Musk has served as our Chief Executive Officer since October 2008. Mr. Musk has also served as Chief Executive Officer, Chief Technology Officer and Chairman of Space Exploration Technologies Corporation, a company which develops and launches advanced rockets for satellite, and eventually human, transportation (“SpaceX”), since May 2002, served as Chairman of the Board of SolarCity Corporation, a solar installation company (“SolarCity”), from July 2006 until its acquisition by us in November 2016 and served as Chief Executive Officer of Twitter, Inc., a social media company (“Twitter”), since October 2022. Mr. Musk is also a founder of The Boring Company, an infrastructure company, and Neuralink Corporation, a company focused on developing brain-machine interfaces. Prior to SpaceX, Mr. Musk co-founded PayPal, an electronic payment system, which was acquired by eBay in October 2002, and Zip2 Corporation, a provider of Internet enterprise software and services, which was acquired by Compaq in March 1999. Mr. Musk also served on the board of directors of Endeavor Group Holdings, Inc. from April 2021 to June 2022. Mr. Musk holds a B.A. in physics from the University of Pennsylvania and a B.S. in business from the Wharton School of the University of Pennsylvania.

Impact

As our Chief Executive Officer, one of our founders and our largest stockholder, Mr. Musk brings historical knowledge, operational and technical expertise and continuity to the Board. Mr. Musk guided Tesla from an early-stage startup, through its IPO in 2010, to transformative growth into one of the most valuable companies in the world. Mr. Musk’s leadership and unique vision has played a key role in our mission to accelerate the world’s transition to sustainable energy.

14 Tesla, Inc. 2023 Proxy Statement

Robyn Denholm

Age:	59

Director Since:	2014

Committee Membership	• Audit (Chair) • Compensation • Nominating and Corporate Governance • Disclosure Controls (Chair)

Career Highlights

Ms. Denholm has been Chair of the Board since November 2018. Since January 2021, Ms. Denholm has been an operating partner of Blackbird Ventures, a venture capital firm. She is also the Inaugural Chair of the Technology Council of Australia. From January 2017 through June 2019, Ms. Denholm was with Telstra Corporation Limited, a telecommunications company (“Telstra”), where she served as Chief Financial Officer and Head of Strategy from October 2018 through June 2019, and Chief Operations Officer from January 2017 to October 2018. Prior to Telstra, from August 2007 to July 2016, Ms. Denholm was with Juniper Networks, Inc., a manufacturer of networking equipment, serving in executive roles including Executive Vice President, Chief Financial Officer and Chief Operations Officer. Prior to joining Juniper Networks, Ms. Denholm served in various executive roles at Sun Microsystems, Inc. from January 1996 to August 2007. Ms. Denholm also served at Toyota Motor Corporation Australia for seven years and at Arthur Andersen & Company for five years in various finance assignments. Ms. Denholm previously served as a director of ABB Ltd. from 2016 to 2017. Ms. Denholm is a Fellow of the Institute of Chartered Accountants of Australia/New Zealand, a member of the Australian Institute of Company Directors, and holds a Bachelor’s degree in Economics from the University of Sydney, and a Master’s degree in Commerce and a Doctor of Business Administration (honoris causa) from the University of New South Wales.

Impact

Ms. Denholm brings nearly 30 years of executive leadership experience at both NYSE and Nasdaq listed companies, including significant risk management, financial and accounting expertise, as well as technology leadership experience. Ms. Denholm has extensive knowledge of both the automotive and technology industries, including serving as the Chief Financial Officer and Chief Operating Officer of two technology companies.

Tesla, Inc. 2023 Proxy Statement 15

Ira Ehrenpreis

Age:	54

Director Since:	2007

Committee Membership	• Compensation (Chair) • Nominating and Corporate Governance (Chair)

Career Highlights

Mr. Ehrenpreis has been a venture capitalist since 1996. He is a founder and managing member of DBL Partners, a leading impact investing venture capital firm formed in 2015. Previously, he led the Energy Innovation practice at Technology Partners. Mr. Ehrenpreis has served on the board and Executive Committee, including as Annual Meeting Chairman, of the National Venture Capital Association (NVCA). Mr. Ehrenpreis currently serves as the Chairman of the VCNetwork, the largest and most active California venture capital organization, and as the President of the Western Association of Venture Capitalists (WAVC), the oldest venture capital organization in California. Mr. Ehrenpreis is also deeply involved in the energy technology sector. He currently serves on the National Renewable Energy Laboratory (NREL) Advisory Council, the University of Texas at Austin Energy Institute Advisory Board, and the Stanford Precourt Institute for Energy Advisory Council, and has served on the advisory boards of many industry groups, including the American Council on Renewable Energy, the Cleantech Venture Network (Past Chairman of Advisory Board) and the Stanford Global Climate and Energy Project (GCEP). He was also Chairman of the Clean-Tech Investor Summit for nine years. Mr. Ehrenpreis served for years as the Chairman of the Silicon Valley Innovation & Entrepreneurship Forum (SVIEF) and on the Advisory Board of the Forum for Women Entrepreneurs (FWE). Mr. Ehrenpreis was awarded the 2018 NACD Directorship 100 for his influential leadership in the boardroom and corporate governance community. Mr. Ehrenpreis holds a B.A. from the University of California, Los Angeles and a J.D. and M.B.A. from Stanford University.

Impact

Mr. Ehrenpreis is an acknowledged leader in the energy, technology, impact and venture capital industries, where he serves on several industry boards, and brings valuable insights in corporate governance, strategic growth and stockholder values. Mr. Ehrenpreis’ long tenure on Tesla’s Board also provides the Company with stability and experience as it navigates through different challenges.

16 Tesla, Inc. 2023 Proxy Statement

Joe Gebbia

Age:	41

Director Since:	2022

Career Highlights

Mr. Gebbia co-founded Airbnb, Inc. in 2008 and has served on Airbnb’s board of directors since 2009. In 2022, Mr. Gebbia launched Samara, which produces fully customized, factory-made homes designed to create rental income, house family, support work from home, or bundled together, to form new types of housing communities. Mr. Gebbia received dual degrees in Graphic Design and Industrial Design from the Rhode Island School of Design, where he currently serves on the institution’s Board of Trustees. Mr. Gebbia is the Chairman of Airbnb.org, and also serves on the Olympic Refuge Foundation and leadership councils for UNHCR, Tent.org and Malala Fund. Mr. Gebbia is a sought-after speaker on design and entrepreneurship, and has been named in BusinessWeek’s Top 20 Best Young Tech Entrepreneurs, Inc. Magazine’s Thirty-under-Thirty, Fortune’s Forty-under-Forty, and one of Fast Company’s Most Creative People.

Impact

Mr. Gebbia has valuable experience derived from founding and leading a global public company. The Board benefits from his entrepreneurial background, as well as his experience in design, innovation, brand development and management of complex regulatory environments.

Tesla, Inc. 2023 Proxy Statement 17

Hiromichi Mizuno

Age:	57

Director Since:	2020

Career Highlights

Since January 2021, Mr. Mizuno has served as the United Nations Special Envoy on Innovative Finance and Sustainable Investments. Mr. Mizuno has also served as the representative partner and Chief Executive Officer of Good Steward Partners, LLC, a consulting firm, since March 2021. From January 2015 to March 2020, Mr. Mizuno was Executive Managing Director and Chief Investment Officer of Japan’s Government Pension Investment Fund, the largest pension fund in the world. Previously, Mr. Mizuno was a partner at Coller Capital, a private equity firm, from 2003 to 2015. In addition to being a career-long finance and investment professional, Mr. Mizuno has served as a board member of numerous business, government and other organizations, currently including the Mission Committee of Danone S.A., a global food products company, and the World Economic Forum’s Global Future Council. Mr. Mizuno is also involved in academia and thought leadership, having been named to leadership or advisory roles at Harvard University, University of Cambridge, Northwestern University and the Milken Institute. Mr. Mizuno holds a B.A. in Law from Osaka City University and an M.B.A. from the Kellogg Graduate School of Management at Northwestern University.

Impact

Mr. Mizuno has a deep understanding of international economics, financial markets and government policies, and further increases the international expertise and global mindset of the Board. Through his role at the United Nations, Mr. Mizuno is also a global leader in environmental sustainability initiatives.

Mr. Mizuno will not stand for re-election when his current term expires at Tesla’s 2023 annual meeting of stockholders.

18 Tesla, Inc. 2023 Proxy Statement

James Murdoch

Age:	50

Director Since:	2017

Committee Membership	• Audit • Nominating and Corporate Governance • Disclosure Controls

Career Highlights

Mr. Murdoch has been the Chief Executive Officer of Lupa Systems, a private holding company that he founded, since March 2019. Previously, Mr. Murdoch held a number of leadership roles at Twenty-First Century Fox, Inc., a media company (“21CF”), over two decades, including its Chief Executive Officer from 2015 to March 2019, its Co-Chief Operating Officer from 2014 to 2015, its Deputy Chief Operating Officer and Chairman and Chief Executive Officer, International from 2011 to 2014 and its Chairman and Chief Executive, Europe and Asia from 2007 to 2011. Previously, he served as the Chief Executive Officer of Sky plc from 2003 to 2007, and as the Chairman and Chief Executive Officer of STAR Group Limited, a subsidiary of 21CF, from 2000 to 2003. Mr. Murdoch formerly served on the boards of News Corporation from 2013 to 2020, of 21CF from 2007 to 2019, and of Sky plc from 2003 to 2018. In addition, he has served on the boards of GlaxoSmithKline plc and of Sotheby’s.

Impact

Mr. Murdoch brings to the Board his decades of executive and board experience across numerous companies. Tesla’s Board benefits from his extensive knowledge of international markets and strategies and experience with the adoption of new technologies.

Tesla, Inc. 2023 Proxy Statement 19

Kimbal Musk

Age:	50

Director Since:	2004

Career Highlights

Mr. Musk is co-founder and Executive Chairman of The Kitchen Restaurant Group, a growing family of businesses with the goal of providing all Americans with access to real food that was founded in 2004. In 2010, Mr. Musk became the Executive Director of Big Green (formerly The Kitchen Community), a non-profit organization that creates learning gardens in schools across the United States. Mr. Musk also co-founded Square Roots, an urban farming company growing fresh, local greens in climate-controlled, AI equipped shipping containers, in 2016, and serves as its Chairman. In 2022, Mr. Musk founded Nova Sky Stories, with a mission to empower producers and artists to bring art to the skies with drone light shows, and serves as its Chief Executive Officer. Previously, Mr. Musk was a co-founder of Zip2 Corporation, an early inventor of online maps and door to door directions, which was acquired by Compaq and merged into Yahoo Maps in 1999. In 2006, Mr. Musk became CEO of OneRiot, a realtime search engine that was acquired by Walmart in 2011. Mr. Musk was a director of SpaceX since its founding in 2002 until January 2022, and was a director of Chipotle Mexican Grill, Inc. from 2013 to 2019. Mr. Musk holds a B. Comm. in business from Queen’s University and is a graduate of The French Culinary Institute in New York City.

Impact

Mr. Musk has extensive senior leadership business experience in the technology, retail and consumer markets, and a robust understanding of mission-driven ventures. Mr. Musk also provides valuable expertise based on his experience on the Tesla Board and is able to apply his unique understanding of the business to the strategy and execution of the Company.

20 Tesla, Inc. 2023 Proxy Statement

JB Straubel

Age:	47

Director Since:	Nominee

Career Highlights

Mr. Straubel is the Founder and Chief Executive Officer of Redwood Materials Inc., a Nevada-based company working to drive down the costs and environmental footprint of lithium-ion batteries by offering large-scale sources of domestic anode and cathode materials produced from recycled batteries. Mr. Straubel also co-founded and served as the Chief Technology Officer of Tesla from May 2005 to July 2019. Mr. Straubel previously served on the board of SolarCity Corporation and as a member of its Nominating and Corporate Governance Committee from August 2006 until its acquisition by Tesla in November 2016. Mr. Straubel has served on the board of directors of QuantumScape since November 2020. Mr. Straubel holds a B.S. in Energy Systems Engineering and a M.S. in Engineering, with an emphasis on energy conversion, from Stanford University.

Impact

As a co-founder and one of the key members of Tesla’s leadership team for over a decade, Mr. Straubel brings extensive operational experience and in-house knowledge of Tesla’s technology, research and development of business management. Mr. Straubel also provides valuable expertise in the areas of cleantech and batteries.

Mr. Straubel has been nominated by the Board for election as a Class I director at the 2023 annual meeting of stockholders.

Tesla, Inc. 2023 Proxy Statement 21

Kathleen Wilson-Thompson

Age:	65

Director Since:	2018

Committee Membership	• Compensation Committee • Nominating and Corporate Governance • Disclosure Controls

Career Highlights

Ms. Wilson-Thompson served as Executive Vice President and Global Chief Human Resources Officer of Walgreens Boots Alliance, Inc., a global pharmacy and wellbeing company, from December 2014 until her retirement in January 2021, and previously served as Senior Vice President and Chief Human Resources Officer from January 2010 to December 2014. Prior to Walgreens, Ms. Wilson-Thompson held various legal and operational roles at The Kellogg Company, a food manufacturing company, from January 1991 to December 2009, including most recently as its Senior Vice President, Global Human Resources. Ms. Wilson-Thompson has served on the board of directors of Wolverine World Wide, Inc. since May 2021 and McKesson Corporation since January 2022. She previously served on the board of directors of Ashland Global Holdings Inc. from 2017-2020 and on the board of directors of Vulcan Materials Company from 2009-2018.

Impact

Ms. Wilson-Thompson brings extensive executive and board experience at both consumer-focused and industrial companies. In addition, her expertise in managing human resources, employment law and other operations at mature companies with large workforces provides the Board with valuable insight and advice for workforce management and relations as Tesla continues to expand.

Additional Information

On October 16, 2018, the U.S. District Court for the Southern District of New York entered a final judgment approving the terms of a settlement filed with the court on September 29, 2018, in connection with the actions taken by the SEC relating to Elon Musk’s August 7, 2018 Twitter post that he was considering taking Tesla private. On April 26, 2019, this settlement was amended to clarify certain of its terms, which was subsequently approved by the Court. Mr. Musk did not admit or deny any of the SEC’s allegations, and there is no restriction on Mr. Musk’s ability to serve as an officer or director on the Board (other than as its Chair for a specified time).

See “Corporate Governance” and “Executive Compensation—Compensation of Directors” below for additional information regarding the Board.

22 Tesla, Inc. 2023 Proxy Statement

PROPOSAL TWO

TESLA PROPOSAL FOR NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

General

Pursuant to Schedule 14A of the Exchange Act, we are asking our stockholders to vote to approve, on an advisory basis, the compensation of our “named executive officers” as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this proxy statement beginning on page 40 below. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to weigh in on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement. We currently have a policy providing for a triennial say-on-pay vote and, in Proposal Three (advisory vote on the frequency of future executive compensation advisory approvals), the Board recommends that stockholders approve an advisory resolution supporting continued triennial say-on-pay votes. Accordingly, we anticipate that the next advisory vote on the compensation of our named executive officers would occur in 2026.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. The Board and the Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Summary of the 2022 Executive Compensation Program

The following is a summary of some of the key points of our 2022 executive compensation program:

•	Tesla continues to emphasize structuring compensation incentives to reward our named executive officers based on performance.

•

Equity awards weigh heavily in our named executive officers’ total compensation, including awards that vest upon the achievement of clear and measurable milestones. Since these awards increase in value as our stock price increases (and in the case of stock option awards, have no value unless our stock price increases following their grant), our named executive officers’ incentives are closely aligned with the long-term interests of our stockholders. In 2020, the last year any of our named executive officers received equity awards, such awards were all granted in the form of stock options. As a result, a significant portion of our named executive officers’ total compensation is entirely at risk, depending on long-term stock price performance.

•

Tesla has no cash bonus program for any of our named executive officers and generally does not provide any perquisites or tax reimbursements to our named executive officers that are not available to other employees. No named executive officer currently has any severance or change of control arrangement.

•	Each named executive officer is employed at will and is expected to demonstrate exceptional personal performance in order to continue serving as a member of the executive team.

•

Elon Musk, our Chief Executive Officer, historically earned a base salary that reflected the applicable minimum wage requirements under California law, and he was subject to income taxes based on such base salary. However, he has never accepted his salary. Commencing in May 2019 at Mr. Musk’s request, we eliminated altogether the earning and accrual of this base salary. Consequently, 100% of Mr. Musk’s future compensation was at-risk in the form of the remaining unvested stock options under the 10-year performance-based stock option award granted to Elon Musk in January 2018 (the “2018 CEO Performance Award”).

•

In particular, the 2018 CEO Performance Award consisted of 12 equal tranches, each which vested upon the achievement of a market capitalization milestone matched to one of eight revenue-based operational milestones or eight Adjusted EBITDA-based operational milestones, all of which were viewed as difficult hurdles at the time of grant. While our stockholders benefit from each incremental increase in Tesla’s performance and stock price, aligning

Tesla, Inc. 2023 Proxy Statement 23

their interests with Mr. Musk’s incentives, the tranches under the 2018 CEO Performance Award vested only upon the full achievement of specific milestones, making it even more challenging for Mr. Musk to realize value from such increases. As of the date of this proxy statement, all of the tranches have vested and become exercisable, subject to Mr. Musk’s payment of the exercise price of $23.34 per share, as adjusted to give effect to the three-for-one stock split effected in the form of a stock dividend in August 2022 (the “2022 Stock Split”) and the five-for-one stock split effected in the form of a stock dividend in August 2020 (the “2020 Stock Split”), and the minimum five-year holding period generally applicable to any shares he acquires upon exercise. See “Executive Compensation—Compensation Discussion and Analysis—Chief Executive Officer Compensation” below for more details.

For detailed information about Tesla’s executive compensation program, see the “Executive Compensation” section beginning on page 40 below.

Tesla believes that the information provided above and within the “Executive Compensation” section of this proxy statement demonstrates that Tesla’s executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation.

Proposed Resolution

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the 2023 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

THE BOARD RECOMMENDS A VOTE FOR THE TESLA PROPOSAL FOR A NON-BINDING ADVISORY

VOTE APPROVING EXECUTIVE COMPENSATION.

24 Tesla, Inc. 2023 Proxy Statement

PROPOSAL THREE

TESLA PROPOSAL FOR NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF THE FUTURE NON-BINDING VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to indicate, at least once every six years, how frequently we should seek a non-binding vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal Two beginning on page 23 of this proxy statement. By voting on this Proposal Three, stockholders may indicate whether they would prefer a non-binding vote on named executive officer compensation once every one, two or three years.

After careful consideration, our Board has determined that a non-binding vote on executive compensation that occurs triennially is the most appropriate alternative for the Company, and therefore our Board recommends that you vote for a three-year interval for the non-binding vote on executive compensation.

In formulating its recommendation, our Board considered that given the nature of our compensation programs, a triennial vote would be sufficient for our stockholders to provide us with their input on our compensation philosophy, policies and practices. For example, our Chief Executive Officer has not received an equity award since 2018, and our other named executive officers have not received an equity award since 2020. A triennial approach also provides regular input by stockholders, while allowing time to evaluate the effects of our compensation program on performance over a longer period. However, we understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this Proposal. The next advisory vote on the frequency of the non-binding vote on executive compensation is expected to be held at the 2029 annual meeting.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below:

“RESOLVED, that the option of once every one year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a stockholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

The Board will consider the frequency option that receives the greatest number of votes among the three frequency options to be the recommendation of the stockholders. However, this vote is advisory and is not binding on the Company, the Compensation Committee or our Board. The Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

THE BOARD RECOMMENDS A TRIENNIAL VOTE AS THE FREQUENCY WITH WHICH STOCKHOLDERS

ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

Tesla, Inc. 2023 Proxy Statement 25

PROPOSAL FOUR

TESLA PROPOSAL FOR RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has selected PricewaterhouseCoopers LLP as Tesla’s independent registered public accounting firm to audit the consolidated financial statements of Tesla for the fiscal year ending December 31, 2023, which will include an audit of the effectiveness of Tesla’s internal control over financial reporting. PricewaterhouseCoopers LLP has audited Tesla’s financial statements since 2005. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of our independent registered public accounting firm is a matter of good corporate practice. In the event that this selection is not ratified by the affirmative vote of a majority of voting power of the shares in person or by proxy at the meeting and entitled to vote on the subject matter, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Tesla and our stockholders.

Principal Accounting Fees and Services

The following table presents fees billed for professional audit services and other services rendered to Tesla by PricewaterhouseCoopers LLP for the years ended December 31, 2021 and 2022. The dollar amounts in the table and accompanying footnotes are in thousands.

	2021	2022
Audit Fees (1)	$14,156	$16,192
Audit-Related Fees (2)	184	44
Tax Fees (3)	2,876	4,442
All Other Fees (4)	62	134
Total	$17,278	$20,812

(1)

Audit Fees consist of fees for professional services rendered for the audit of Tesla’s consolidated financial statements included in Tesla’s Annual Report on Form 10-K and for the review of the financial statements included in Tesla’s Quarterly Reports on Form 10-Q, as well as services that generally only Tesla’s independent registered public accounting firm can reasonably provide, including statutory audits and services rendered in connection with SEC filings.

(2)	Audit-Related Fees in 2021 and 2022 consisted of fees for professional services for certain agreed upon procedures in conjunction with certain financing transactions and other attestation services.

(3)	Tax Fees in 2021 and 2022 consisted of fees related to consultation, tax planning and compliance services.

(4)	Other Fees in 2021 and 2022 consisted of fees for accounting research software and the assessment of non-financial metrics and documentation.

Pre-Approval of Audit and Non-Audit Services

Tesla’s Audit Committee has adopted a policy for pre-approving audit and non-audit services and associated fees of Tesla’s independent registered public accounting firm. Under this policy, the Audit Committee must pre-approve all services and associated fees provided to Tesla by its independent registered public accounting firm, with certain de minimis exceptions described in the policy.

All PricewaterhouseCoopers LLP services and fees in fiscal 2021 and 2022 were pre-approved by the Audit Committee.

THE BOARD RECOMMENDS A VOTE FOR THE TESLA PROPOSAL FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS TESLA’ S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

26 Tesla, Inc. 2023 Proxy Statement

PROPOSAL FIVE

STOCKHOLDER PROPOSAL REGARDING REPORTING ON KEY-PERSON RISK

In accordance with SEC rules, we have set forth a stockholder proposal, along with a supporting statement, exactly as submitted by Sumtris ehf. Sumtris ehf has informed us that it is the beneficial owner of more than 100 shares of Tesla’s common stock and intends to present the following proposal at the 2023 Annual Meeting. Sumtris ehf’s address is Vagnhöfði 8, 110, Reykjavik, Iceland. The stockholder proposal will be required to be voted upon at the 2023 Annual Meeting only if properly presented.

Stockholder Proposal and Supporting Statement

***

RESOLVED, Tesla, Inc. (“Tesla” or “Company”) shareholders ask the Board of Directors to oversee the preparation and maintenance of a publicly-disclosed report on Tesla’s Key-Person Risk, including identification of key persons and actions to ameliorate the impacts of their potential loss.

Support: Tesla is frequently cited as a prominent example of a company that has so-called Key-Person Risk, due to the prominence of its CEO and the lack of a clear public succession plan or strategy to ameliorate the impacts of his loss.

According to a 2018 Morgan Stanley report, in 2017 59 S&P 500 CEOs left their companies, and these companies then underperformed the market by 11% in the subsequent 12 months. Loss of a key person can be due to decisions from the key person to part with the company; the company to part with the key person; or outside factors (such as untimely death or disability)—and all of these are rarely easy to foresee long in advance.

The standard procedure for dealing with Key-Person Risk is:

1.	Identify key persons.

2.	Document processes and procedures for their succession.

3.	Spread knowledge / cross- train successors.

4.	Manage communication with stakeholders

5.	Financial mitigation of key-person loss impacts

At present, Tesla shareholders can have little confidence that said risk has been at all ameliorated. Tesla specifically cites as a risk in its Q3 10-Q: “We are highly dependent on the services of Elon Musk, Technoking of Tesla and our Chief Executive Officer” - offering no explanation of how it plans to deal with said risk. We ask the board to present to shareholders a clear and unambiguous Key-Person Risk amelioration strategy, documenting that all of the above five points have been met so that shareholders can be confident that the company will have qualified successors in mind who are prepared to lead the company to success in the event of a key-person departure.

***

Opposing Statement of the Board

The Board has considered this proposal and determined that it would be detrimental to the interests of Tesla and our stockholders.

Contrary to the proponent’s claims, Tesla does recognize that recruiting and retaining a highly talented and experienced management team, not just the CEO, is critical to Tesla’s success. The Board and the management of Tesla are best equipped to carry out succession planning, as well as to handle day-to-day hiring, promotion and termination decisions. Such decisions take into consideration numerous criteria that are continually adapted to meet the evolving demands of Tesla, as determined by the Board and management.

Adopting this proposal would cause unnecessary competitive harm to Tesla and undermine our efforts to recruit and retain management. The disclosures requested by the stockholder proponent, such as identification of key persons and the amelioration of their potential loss, would lead to potential disclosure of confidential and sensitive information such as our

Tesla, Inc. 2023 Proxy Statement 27

business strategy and outlook, our most promising internal candidates, any desirable external candidates and other factors that our Board currently considers in the succession planning process. By publicly naming key persons and disclosing mitigation action plans, the proposal invites our competitors to target and recruit high-value executives away from Tesla, including those who may be identified as potential successors as part of succession planning. Furthermore, executives who are not identified as key persons or potential successors may choose to voluntarily leave Tesla and may create unwelcome tensions amongst the management team.

Additionally, the Board already devotes significant time to leadership development efforts and implements several of the procedures discussed by the proponent above. Through regular discussions in meetings and executive sessions at both the Board and Committee level, the Board follows certain processes regarding the evaluation of management positions. Furthermore, the Compensation Committee provides guidance for, and reviews and approves, key leadership hiring and development, and retention plans to manage and mitigate the loss of any key persons. Our directors also regularly communicate and engage with management talent and potential successors to management positions in meetings held throughout the year, as well as through informal events and interactions, allowing them to further identify and provide exposure to qualified successors. From an external standpoint, during Tesla’s Investor Day, held in March 2023, we provided our stockholders additional visibility into our management team.

As a result, this proposal, if adopted, would constrain the ability of the Board and management to effectively oversee and manage succession planning, day-to-day hiring, promotion and termination decisions, that require consideration of numerous criteria that are continually adapted to meet the ever-evolving demands of a company as dynamic as Tesla.

In light of the foregoing, we believe the proposal would be detrimental to the interests of Tesla and our stockholders.

THE BOARD RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL REGARDING

REPORTING ON KEY-PERSON RISK.

28 Tesla, Inc. 2023 Proxy Statement

CORPORATE GOVERNANCE

Succession Planning

The Board of Directors regularly discusses management succession planning in meetings and executive sessions at both the Board and Committee level. As described in our Corporate Governance Guidelines and its charter, the Nominating and Corporate Governance Committee periodically reviews succession planning for the Chief Executive Officer and other executive officers, reporting its findings and recommendations to the Board and works with the Board in evaluating potential successors to these executive management positions. The Compensation Committee regularly discusses and evaluates company-wide talent pools and succession plans, including short-term and long-term succession plans for development, retention and replacement of senior leaders. Directors regularly interact and engage with not only senior management talent and potential successors to executive management positions, but also high-potential leaders throughout the Company. This engagement occurs in Board meetings held throughout the year, as well as through informal events and updates, and regular one-on-one touchpoints.

Code of Business Ethics and Corporate Governance Guidelines

The Board sets high standards for Tesla’s workforce, officers and directors. Tesla is committed to establishing an operating framework that exercises appropriate oversight of responsibilities at all levels throughout the Company and managing its affairs in a manner consistent with rigorous principles of business ethics. Accordingly, Tesla has adopted a Code of Business Ethics, which was amended in December 2021, and which is applicable to Tesla and its subsidiaries’ directors, officers and personnel. Tesla has also adopted Corporate Governance Guidelines, which, in conjunction with our certificate of incorporation, bylaws and charters of the standing committees of the Board, form the framework for Tesla’s corporate governance. The Code of Business Ethics and the Corporate Governance Guidelines are each available on Tesla’s website at: http://ir.tesla.com/corporate. Tesla will disclose on its website any amendment to the Code of Business Ethics, as well as any waivers of the Code of Business Ethics, that are required to be disclosed by the rules of the SEC or Nasdaq.

Director Independence

The Board periodically assesses, with the recommendation of the Nominating and Corporate Governance Committee, the independence of its members as defined in the listing standards of Nasdaq and applicable laws. The Board undertook an analysis for each director and director nominee and considered all relevant facts and circumstances, including the director’s other commercial, accounting, legal, banking, consulting, charitable and familial relationships. The Board determined that with respect to each of its current members and director nominee, other than Elon Musk, who is our Chief Executive Officer, and Kimbal Musk, who is Elon Musk’s brother, there are no disqualifying factors with respect to director independence enumerated in the listing standards of Nasdaq or any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each such member is an “independent director” as defined in the listing standards of Nasdaq and applicable laws.

In particular, the Board reviewed the following considerations:

•

Ira Ehrenpreis, Joe Gebbia, James Murdoch, Elon Musk, Kimbal Musk and JB Straubel and/or investment funds affiliated with them, have made minority investments in certain companies or investment funds, (i) of which other Tesla directors are founders, significant stockholders, directors, officers or managers, and/or (ii) with which Tesla has certain relationships set forth below in “Certain Relationships and Related Party Transactions—Related Party Transactions.” The Board concluded that none of these investments are material so as to impede the exercise of independent judgment by any of Messrs. Ehrenpreis, Gebbia, Murdoch and Straubel.

Board Leadership Structure

Roles of Chair of the Board

Following careful deliberation, the Board appointed Robyn Denholm to serve as the independent Chair of the Board in November 2018, having considered her strong leadership, independent presence and financial and business expertise on the Board over an extended period of time. Together, Ms. Denholm and our Chief Executive Officer, Elon Musk, comprise our senior Board leadership, which the Board believes is appropriate at this time to provide the most effective leadership structure for Tesla in a highly competitive and rapidly changing technology industry. As Chair of the Board, Ms. Denholm has broad authority and oversight over the affairs of the Board, with Mr. Musk available to her as a resource in this regard. Moreover, as an independent Chair of the Board, Ms. Denholm has the authority to direct the actions of the other independent directors and regularly communicate, as their representative, with Mr. Musk.

Tesla, Inc. 2023 Proxy Statement 29

As Chair of the Board, Ms. Denholm, among other things:

•	reviews the agenda and materials for meetings of the independent directors;

•	consults with our Chief Executive Officer regarding Board meeting agendas, schedules and materials;

•	acts as a liaison between our Chief Executive Officer and the independent directors when appropriate;

•	otherwise communicates regularly with our Chief Executive Officer;

•	raises issues with management on behalf of the independent directors;

•	annually reviews, together with the Nominating and Corporate Governance Committee, the Board’s performance during the prior year; and

•	serves as the Board’s liaison for consultation and communication with stockholders as appropriate.

Tesla also has a mechanism for stockholders to communicate directly with non-management directors (see “Corporate Governance—Contacting the Board” below).

Committees of the Board

In addition, the Board has four standing committees—the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Disclosure Controls Committee—which are each further described below. Each of the Board committees consists solely of independent directors, and the Board may appoint a chair to each committee. Our independent directors regularly meet in executive session and at such other times as necessary or appropriate as determined by the independent directors. In addition, as part of our governance review and succession planning, the Board (led by the Nominating and Corporate Governance Committee) evaluates our leadership structure to ensure that it remains the optimal structure for Tesla, reviews the composition, size and performance of the Board and its committees, evaluates individual Board members and identifies and evaluates candidates for election or re-election to the Board. See “Corporate Governance—Process and Considerations for Nominating Board Candidates” below for additional information.

30 Tesla, Inc. 2023 Proxy Statement

Board Role in Risk Oversight

The Board is responsible for overseeing the major risks facing Tesla while management is responsible for assessing and mitigating Tesla’s risks on a day-to-day basis. The Board is assisted by our Committees, which consists entirely of independent directors, and report to the Board as appropriate on matters that involve specific areas of risk that each Committee oversees.

Audit

Committee

The Audit Committee has scheduled periodic and annual reviews and discussions with management regarding significant risk exposures and incident metrics, including those relating to global financial, accounting and treasury matters, internal audit and controls, legal and regulatory compliance and data privacy and cybersecurity. These discussions cover the steps management has taken to monitor, control and report such exposures, as well as Tesla’s policies with respect to risk assessment and risk management.

Nominating and Corporate

Governance Committee

The Nominating and Corporate Governance Committee oversees the risks associated with the Company’s corporate governance structure, succession planning, independence and compliance with applicable laws and regulations.

Disclosure Controls

Committee

The Disclosure Controls Committee oversees compliance and risks associated with the terms of the consent agreement between the SEC and the Company, and the controls and processes governing the Company’s and its senior executives’ disclosures and/or public statements that relate to the Company.

Compensation

Committee

The Compensation Committee oversees management of risks relating to Tesla’s compensation plans and programs. Tesla’s management and the Compensation Committee have assessed the risks associated with Tesla’s compensation policies and practices for all employees, including non-executive officers. These include risks relating to setting ambitious targets for our employees’ compensation or the vesting of their equity awards, our emphasis on at-risk equity-based compensation, discrepancies in the values of equity-based compensation depending on employee tenure relative to increases in stock price over time and the potential impact of such factors on the retention or decision-making of our employees, particularly our senior management. Based on the results of this assessment, Tesla does not believe that its compensation policies and practices for all employees, including non-executive officers, create risks that are reasonably likely to have a material adverse effect on Tesla.

Tesla, Inc. 2023 Proxy Statement 31

Board Meetings and Committees

During fiscal 2022, the Board held eight meetings. We have a highly effective and engaged Board, and our Corporate Governance Guidelines provide that each member is expected to ensure that other existing and future commitments, including employment responsibilities and service on the boards of other entities, do not materially interfere with the member’s service as director. When considering the effectiveness and productivity of its members, the Board evaluates many factors, including the director’s attendance at meetings, the participation and input of the director and the director’s preparation at meetings.

Each director attended or participated in 75% or more of the aggregate of the total number of meetings of the Board and the total number of meetings of all Committees on which such director served (in each case held during such director’s relevant period of service).

32 Tesla, Inc. 2023 Proxy Statement

Audit Committee

Members

Primary Responsibilities

Audit

• Reviewing and approving the selection of Tesla’s independent auditors, and approving the audit and non-audit services to be performed by Tesla’s independent auditors

• Discussing the scope and results of the audit with the independent auditors and reviewing with management and the independent auditors Tesla’s interim and year-end operating results

Robyn Denholm

Joe Gebbia

James Murdoch

Hiromichi Mizuno(1)

Oversight and Compliance

• Providing oversight, recommendations, and under specified thresholds, approvals, regarding significant financial matters and investment practices, including any material acquisitions and divestitures

•  Monitoring the integrity of Tesla’s financial statements and Tesla’s compliance with legal and regulatory requirements as they relate to financial statements or accounting matters

• Reviewing the adequacy and effectiveness of Tesla’s internal control policies and procedures in addition to Tesla’s risk management, data privacy and data security

Reporting

• Reviewing and discussing the accounting assessment of our annual Impact Report and other environmental, social and governance (ESG) disclosures

• Preparing the audit committee report that the SEC requires in Tesla’s annual proxy statement

Financial Expertise and Independence

Each of member of the Audit Committee is “independent” as such term is defined for audit committee members by the listing standards of Nasdaq and applicable laws. The Board has determined that Ms. Denholm is an “audit committee financial expert” as defined in the rules of the SEC.

Meetings

Met 12 times in 2022

Charter

The Audit Committee has adopted a written charter approved by the Board, which is available on Tesla’s website at: http://ir.tesla.com/corporate.

Report

The Audit Committee Report is included in this proxy statement on page 65.

(1)   Will not stand for re-election at the 2023 Annual Meeting.

Tesla, Inc. 2023 Proxy Statement 33

Compensation Committee

Members

Primary Responsibilities

Compensation

• Overseeing Tesla’s global compensation philosophy and policies, plans and benefit programs and making related recommendations to the Board, including by considering “say-on-pay” votes of Tesla’s stockholders

•  Reviewing and approving for Tesla’s executive officers: the annual base salary, equity compensation, employment agreements, severance arrangements and change in control arrangements, if applicable, and any other compensation, benefits or arrangements

• Administering the compensation of members of the Board and Tesla’s equity compensation plans

Ira Ehrenpreis

Robyn Denholm

Kathleen Wilson-Thompson

Human Capital

• Reviewing human capital management practices related to Tesla’s talent generally (including how Tesla recruits, develops and retains diverse talent)

Reporting

• Preparing the compensation committee report included in Tesla’s annual proxy statement

Independence

Each member of the Compensation Committee qualifies as an independent director under the listing standards of Nasdaq and applicable laws.

Meetings

Met four times in 2022

Charter

The Compensation Committee has adopted a written charter approved by the Board, which is available on Tesla’s website at: http://ir.tesla.com/corporate.

Report

The Compensation Committee Report is included in this proxy statement on page 48.

34 Tesla, Inc. 2023 Proxy Statement

Nominating and Corporate Governance Committee

Members

Primary Responsibilities

Board Composition and Evaluation

• Assisting the Board in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to the Board

• Overseeing the evaluation of Tesla’s Board and management

• Recommending members for each Board committee to the Board

Ira Ehrenpreis

Robyn Denholm

James Murdoch

Kathleen Wilson-Thompson

Corporate Governance

• Reviewing developments in corporate governance practices and developing and recommending governance principles applicable to the Board

• Reviewing the manner in and the process by which stockholders communicate with the Board

• Reviewing the succession planning for Tesla’s executive officers

Conflicts of Interest

• Considering questions of possible conflicts of interest of Tesla’s directors and officers

Independence

Each of member of the Nominating and Corporate Governance Committee qualifies as an independent director under the listing standards of Nasdaq and applicable laws.

Meetings

Met five times in 2022

Charter

The Nominating and Corporate Governance Committee has adopted a written charter approved by the Board, which is available on Tesla’s website at: http://ir.tesla.com/corporate.

Tesla, Inc. 2023 Proxy Statement 35

Disclosure Controls Committee

Members

Primary Responsibilities

• Overseeing the implementation of and compliance with the terms of Tesla’s consent agreement with the SEC dated September 29, 2018, as amended April 26, 2019

• Overseeing the controls and processes governing certain public disclosures by Tesla and its executive officers

• Overseeing the review and resolution of certain conflicts of interest or other human resources issues involving any executive officer and ensuring appropriate disclosures, if applicable

Independence

Each of member of the Disclosure Controls Committee qualifies as an independent director under the listing standards of Nasdaq and applicable laws.

Meetings

Met five times in 2022

Charter

The Disclosure Controls Committee has adopted a written charter approved by the Board, which is available on Tesla’s website at: http://ir.tesla.com/corporate.

Robyn Denholm

James Murdoch

Kathleen Wilson-Thompson

Compensation Committee Interlocks and Insider Participation

Robyn Denholm, Ira Ehrenpreis and Kathleen Wilson-Thompson served as members of the Compensation Committee during 2022. None of such persons is or was formerly an officer or an employee of Tesla. See “Certain Relationships and Related Party Transactions—Related Party Transactions” below for certain transactions involving Tesla in which members of the Compensation Committee may potentially be deemed to have an indirect interest.

During 2022, no interlocking relationships existed between any member of Tesla’s Board or Compensation Committee and any member of the board of directors or compensation committee of any other company.

Process and Considerations for Nominating Board Candidates

The Nominating and Corporate Governance Committee is responsible for, among other things, determining the criteria for Board membership, recommending Board candidates and proposing any changes to the composition of the Board. The Nominating and Corporate Governance Committee’s criteria and process for fulfilling these duties are generally as follows:

•

The Nominating and Corporate Governance Committee regularly reviews the current composition and size of the Board, and oversees an annual evaluation of the performance of the Board as a whole and of its individual members. The Nominating and Corporate Governance Committee applies uniform evaluation processes and standards for all Board members, including in identifying, considering or recommending new candidates for the Board to fill vacancies or add additional directors and in recommending existing Board members for nomination to be re-elected at annual meetings of stockholders.

•

In carrying out the foregoing duties, the Nominating and Corporate Governance Committee consistently seeks to achieve a complementary balance of knowledge, experience and capability on the Board. While the Nominating and Corporate Governance Committee has not established specific minimum qualifications for director candidates, it considers all pertinent factors that it considers appropriate, including diversity, and believes that the Board should consist of directors who (1) are predominantly independent, (2) are of high integrity, (3) have broad, business-related knowledge and experience at the policy-making level in business or technology, including their understanding of Tesla’s business in particular, (4) have qualifications that will increase overall Board effectiveness, (5) represent diversity of race, ethnicity, gender and professional experience and (6) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members. For example, after conducting independent director searches from time to time in which numerous highly-qualified candidates from a variety of backgrounds were considered, the Nominating and Corporate Governance Committee recommended to the

36 Tesla, Inc. 2023 Proxy Statement

Board Joe Gebbia as director in 2022 and JB Straubel as director nominee in 2023, respectively, to further bolster the Board’s expertise in technological innovation, public company management and sustainability initiatives.

•

In evaluating and identifying candidates, the Nominating and Corporate Governance Committee has the authority to retain and terminate any third party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any search firm.

•

With regard to any candidates who are properly recommended by stockholders (as described in more detail below) or by other sources, the Nominating and Corporate Governance Committee will review the qualifications of any such candidate, which review may, in the Nominating and Corporate Governance Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate or other actions that the Nominating and Corporate Governance Committee deems necessary or proper.

•

After completing its review and evaluation of director candidates, the Nominating and Corporate Governance Committee recommends the director nominees that it has determined to be qualified to the full Board.

It is the policy of the Nominating and Corporate Governance Committee to consider properly submitted recommendations for candidates to the Board from stockholders. Stockholder recommendations for candidates to the Board must be directed in writing to Tesla, Inc., 1 Tesla Road, Austin, Texas 78725, Attention: Legal Department, and should also be sent by e-mail to shareholdermail@tesla.com. Such recommendations must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and Tesla within the last three years and evidence of the nominating person’s ownership of Tesla stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership, including issues of character, integrity, judgment, diversity, age, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of Tesla’s business, other commitments and the like, as well as any personal references and an indication of the candidate’s willingness to serve.

Board Diversity

The Board believes that gender and minority representation is a key element in achieving the broad range of perspectives that the Board seeks among its members. As such, diversity is one of the important factors the Nominating and Corporate Governance Committee considers when nominating Board candidates. Two of the four directors we added in the past four years are gender, racially and/or ethnically diverse and the chairperson of our Board is a woman. We believe that such representation promotes a culture of inclusion and diversity at Tesla. In addition, the Nominating and Corporate Governance Committee conducts annual evaluations of our Board effectiveness, providing it with an opportunity to examine whether our Board members have the right composition of skills and experiences. The Board is committed to improving its current diversity, and the Committee continues to consider opportunities, including actively reaching out to diverse candidates, with the objective of increasing our Board diversity in a way that supports the current and anticipated needs of the Company, and of achieving at least 30% gender diversity on our Board. In addition, we mandate external search firms, when applicable, to prioritize searches for candidates with racial, ethnic and/or gender diversity.

Board Diversity Matrix (As of April 6, 2023)

	Female	Male
Total Number of Directors	8
Gender:
Directors	2	6
Number of Directors Who Identify in Any of the Categories Below:
African American or Black	1	—
Asian (other than South Asian)	—	1
White	1	5

Attendance at Annual Meetings of Stockholders by the Board

Although Tesla does not have a formal policy regarding attendance by members of the Board at Tesla’s annual meetings of stockholders, directors are encouraged to attend. All of our directors who served at the time of the 2022 annual meeting of stockholders attended such meeting, with seven attending in person, and the remaining director joining remotely.

Tesla, Inc. 2023 Proxy Statement 37

Stock Transactions

Hedging, Short Sales and Rule 10b5-1 Trading Plans

Tesla has an insider trading policy that prohibits all of our directors, officers and employees from, among other things, engaging in short sales, hedging or similar transactions designed to decrease the risks associated with holding Tesla securities. This prohibition encompasses transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to Tesla securities, but not transactions designed to facilitate portfolio diversification, such as broad-based index options, futures or baskets.

Stock Ownership by Board and Management

To align the interests at the highest level of our management with those of our stockholders, the Board has instituted the following requirements relating to stock ownership under our Corporate Governance Guidelines.

Each member of the Board and all of our named executive officers are subject to the following minimum stock ownership requirements: (i) each director is required to own shares of Tesla stock equal in value to at least five times the annual cash retainer for directors (regardless of whether or not the retainer has been waived, and exclusive of retainer amounts for service as a member or chair of a Board committee), and (ii) our named executive officers are required to own shares of Tesla stock equal in value to at least six times his/her base salary. Each individual shall have five years from the date such person assumed his or her relevant role at Tesla to come into compliance with these requirements. Each person’s compliance with the minimum stock ownership level will be determined on the date when this compliance grace period expires, and then annually on each December 31, by multiplying the number of shares held by such person and the average closing price of those shares during the preceding month. Our named executive officers and each of our directors is currently either in compliance with these requirements or is in the applicable period to come into compliance therewith.

Our Corporate Governance Guidelines also provide that no equity award as to which vesting or the lapse of a period of restriction occurs based solely on the passage of time that is granted to a named executive officer may vest, or have a period of restriction that lapses, earlier than six months from the date on which such vesting or lapse commences. Furthermore, our Corporate Governance Guidelines provide that no named executive officer may sell, transfer, pledge, assign or otherwise dispose of any shares of Tesla stock acquired pursuant to any stock option, restricted stock unit or other equity award granted by Tesla earlier than the date that is six months after the date on which such award vests or the period of restriction with respect to such award lapses, as applicable.

Prohibition of Equity Award Repricing

Tesla views equity-based compensation to be a key factor in incentivizing the future performance of our personnel. Consequently, the Tesla, Inc. 2019 Equity Incentive Plan (the “2019 Plan”) provides, and Tesla’s previous 2010 Equity Incentive Plan provided, that stock options and other equity awards issued under these plans that derive their value from the appreciation of the value of Tesla’s stock may not be exchanged for other awards, repurchased for cash or otherwise be made the subject of transactions that have the purpose or effect of repricing such awards.

In addition, applicable Nasdaq rules prohibit any repricing with respect to the performance-based stock option award granted to Elon Musk in January 2018.

Contacting the Board

Any stockholder who desires to contact our non-employee directors regarding appropriate Tesla business-related comments may do so electronically at the following website: http://ir.tesla.com/corporate-governance/contact-the-board. Such stockholders who desire to contact our non-employee directors by mail may do so by writing to Tesla, Inc., 1 Tesla Road, Austin, TX 78725, Attention: Legal Department. Our General Counsel, or someone acting in his or her place or his or her designee, receives these communications unfiltered by Tesla, forwards communications to the appropriate committee of the Board or non-employee director, and facilitates an appropriate response. Please note that requests for investor relations materials should be sent to ir@tesla.com.

38 Tesla, Inc. 2023 Proxy Statement

EXECUTIVE OFFICERS

The names of Tesla’s executive officers, their ages, their positions with Tesla and other biographical information as of April 6, 2023, are set forth below. Except for Messrs. Elon Musk and Kimbal Musk who are brothers, there are no other family relationships among any of our directors or executive officers.

Name	Age	Position
Elon Musk	51	Technoking of Tesla and Chief Executive Officer
Zachary Kirkhorn	38	Master of Coin and Chief Financial Officer
Andrew Baglino	42	Senior Vice President, Powertrain and Energy Engineering
Tom Zhu	43	Senior Vice President, Automotive

Elon Musk. For a brief biography of Mr. Musk, please see “Proposal One—Election of Directors— Information Regarding the Board and Director Nominees” above.

Zachary Kirkhorn is our Master of Coin and has served as our Chief Financial Officer since March 2019. Previously, Mr. Kirkhorn served in various finance positions with Tesla from March 2010 to August 2011, and from June 2013 to his present role. Mr. Kirkhorn holds dual B.S.E. degrees in economics and mechanical engineering and applied mechanics from the University of Pennsylvania and an M.B.A. from Harvard University.

Andrew Baglino has served as our Senior Vice President, Powertrain and Energy Engineering since October 2019. Previously, Mr. Baglino served in various engineering positions continuously since joining Tesla in March 2006. Mr. Baglino holds a B.S. in electrical engineering from Stanford University.

Tom Zhu has served as our Senior Vice President, Automotive since April 2023. Mr. Zhu joined Tesla in April 2014, and served in various operational roles before being appointed as Vice President, Greater China, where he led the construction and operations of Gigafactory Shanghai. Mr. Zhu holds a bachelor’s degree of commerce in information technology from the Auckland University of Technology and an M.B.A. from Duke University.

Tesla, Inc. 2023 Proxy Statement 39

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

The following discussion and analysis of the compensation arrangements of our named executive officers for 2022 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current considerations, expectations and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation programs that we adopt may differ materially from current or planned programs as summarized in this discussion.
The following discussion and analysis relates to the compensation arrangements for 2022 of (i) our principal executive officer, (ii) our principal financial officer and (iii) the most highly compensated person, other than our principal executive officer and principal financial officer, who was serving as an executive officer at the end of our fiscal year ended December 31, 2022 (our “named executive officers”). We had no other executive officers serving at the end of our fiscal year ended December 31, 2022. Our named executive officers for fiscal year 2022 were:

Name	Position

Elon Musk	Technoking of Tesla and Chief Executive Officer

Zachary Kirkhorn	Master of Coin and Chief Financial Officer

Andrew Baglino	Senior Vice President, Powertrain and Energy Engineering
Compensation Philosophy
Our mission is to accelerate the world’s transition to sustainable energy. This is a long-term mission, and our compensation programs reflect this—and our startup origins—in that they consist primarily of salary or wages and equity awards. Whereas salary or wages are intended to meet our employees’ near-term liquidity needs, we believe that equity awards are an effective tool for retaining employees long-term, as they vest incrementally over a period of time or upon the achievement of specified performance milestones intended to be achieved over the medium- and long-term. During periods in which our stock price and the underlying value of equity awards increase, their retention impact is even greater. We believe that the potential for such increases also creates an ownership culture that promotes holding equity, which in turn aligns the interests of our employees with the long-term interests of our stockholders. For these reasons, our goal is to provide each employee with the opportunity to participate in our equity programs, with certain cash-based bonus programs serving generally to accommodate specific incentive structures or liquidity needs. By combining salary or wages and our equity award program, we strive to offer a total level of compensation that is competitive within specific roles and geographical markets.
In particular, we believe that compensation for the individuals who are responsible for Tesla’s strategic direction and operations should motivate them to achieve sustainable stockholder value and/or tangible milestones rather than to simply remain at Tesla or maintain the status quo. Therefore, while we offer to our general employee population restricted stock units that will retain some value even if the market value of our stock decreases, we are increasingly emphasizing for our executive officers the grant of stock option awards, which have zero initial value and accumulate value, if at all, only to the extent that our stock price increases following their grant, through the applicable vesting dates and until such stock options are ultimately exercised and the underlying shares are sold. In addition, because equity awards comprise a greater proportion of our executive officers’ total level of compensation compared to comparable roles at peer companies, a sustained decrease in our stock price or failure to achieve the applicable operational milestones may result in a level of total compensation that is significantly less than that of such peer roles. Likewise, our outside director compensation program has consisted primarily of equity awards that are entirely in the form of stock option awards, as well as relatively modest cash retainer payments that may be waived at the election of each director.
We evaluate our compensation philosophy and programs regularly and evolve them as circumstances merit with oversight by the Compensation Committee, particularly with respect to executive and director compensation. For example, if our stock price experiences significant movement over a short period of time that results in a persistent change to equity compensation, certain adjustments may be considered to align our compensation programs to their intended purposes.

40 Tesla, Inc. 2023 Proxy Statement

Key Factors in Determining Executive Compensation
Role of Compensation Committee in Executive Compensation
The Compensation Committee has the overall responsibility of recommending to the Board the compensation of our Chief Executive Officer and reviewing and determining the compensation of our other executive officers. Members of the Compensation Committee are appointed by the Board. Currently, the Compensation Committee consists of three members of the Board: Ira Ehrenpreis (Chair), Robyn Denholm and Kathleen Wilson-Thompson, none of whom is an executive officer of Tesla, and each of whom qualifies as (i) an “independent director” under the Nasdaq rules and (ii) an “outside director” under Section 162(m) of the Internal Revenue Code (the “
Code
”). See “
Corporate Governance—Board Meetings and Committees—Compensation Committee
” above.
Role of Compensation Consultants
The Compensation Committee has the authority to engage and has from time to time engaged the services of outside consultants to assist in making decisions regarding the establishment of Tesla’s compensation philosophy and programs, including for executives and directors. For example, Compensia, Inc., a national compensation consulting firm (“
Compensia
”), was retained as a compensation consultant in 2021 to advise the Compensation Committee with respect to Tesla’s compensation program for its non-employee
directors. Compensia advised the Compensation Committee on the design of the Board’s equity award program for the future period until the Compensation Committee’s and Board’s next review of the program, including a consideration of Tesla’s exceptional performance and commitment to at-risk
director compensation in the form of annual stock option awards to ensure continued alignment of the interests of directors with those of Tesla’s stockholders. See “
Executive Compensation—Compensation of
Directors—Non-Employee
Director Compensation Arrangements
” below for more detail regarding the review of Board compensation during 2022. Compensia did not provide any services to us in 2022.
Role of Executive Officers in Compensation Decisions
Historically, for executive officers other than our Chief Executive Officer, the Compensation Committee has sought and considered input from our Chief Executive Officer regarding such executive officers’ responsibilities, performance and compensation. Specifically, our Chief Executive Officer recommends base salary increases and equity award levels for our senior personnel, and advises the Compensation Committee regarding the compensation program’s ability to attract, retain and motivate executive talent. These recommendations reflect compensation levels that our Chief Executive Officer believes are qualitatively commensurate with an executive officer’s individual qualifications, experience, responsibility level, functional role, knowledge, skills and individual performance, as well as Tesla’s performance. The Compensation Committee considers our Chief Executive Officer’s recommendations, but ultimately determines compensation in its judgment, and approves the specific compensation for all of our executive officers (other than for our Chief Executive Officer, which is approved by the Board). All such compensation determinations by our Compensation Committee are largely discretionary.
The Compensation Committee meets regularly in executive session. Our Chief Executive Officer is not present during Compensation Committee deliberations or votes on his compensation and also recuses himself from sessions of the Board where the Board acts on the Compensation Committee’s recommendations regarding his compensation. In addition, the Board has established a management committee under the 2019 Plan (the “
Equity Award Committee
”) to grant and administer equity awards, subject to certain maximum limits on the seniority of personnel to whom the Equity Award Committee may grant awards and the value of any individual award. For example, the Equity Award Committee is not authorized to grant awards to executive officer-level employees. Moreover, pursuant to applicable law, the Equity Award Committee may not grant awards to its members, and the number of shares of our common stock underlying awards granted by it may not exceed amounts determined by the Board from time to time. The Board has delegated to the Compensation Committee oversight authority over the Equity Award Committee.
Role of Stockholder Say-on-Pay Votes
At the 2011 annual meeting of our stockholders and at each annual meeting held every three years since, including most recently in 2020, we held triennial stockholder advisory
“say-on-pay”
votes on the compensation of our named executive officers for the immediately preceding fiscal years. At our 2020 annual meeting, our stockholders overwhelmingly approved the compensation of our named executive officers, with approximately 83% of our stockholders present and entitled to vote at the meeting voting in favor of our compensation policies for our named executive officers. Given these results, the Compensation Committee has decided to retain our overall approach to executive compensation while continuing to

Tesla, Inc. 2023 Proxy Statement 41

evaluate our practices frequently, including in response to future say-on-pay
votes. Moreover, we are required to hold a vote at least every six years regarding how often to hold a stockholder advisory vote on the compensation of our named executive officers. We held our most recent such vote at the 2017 annual meeting of stockholders, at which our stockholders indicated a preference for a triennial vote. In accordance with this triennial frequency, we will again hold a say-on-pay
advisory vote at the 2023 Annual Meeting. See “
Proposal Two—
Tesla Proposal for Non-Binding Advisory Vote on Executive Compensation.
” We will also hold our
say-on-pay
frequency vote at the 2023 Annual Meeting. See “
Proposal Three—
Tesla Proposal for Non-Binding Advisory Vote on the Frequency of the Future Non-Binding Vote on Executive Compensation.
”
Clawback Policy
Our Corporate Governance Guidelines sets forth a compensation recovery (“
clawback
”) policy with respect to any annual incentive payment or long-term incentive payment that may be received by an executive officer, where such payment would be predicated upon achieving certain financial results that were subsequently the subject of a restatement of our financial statements, and a lower payment would have been made to the executive based upon the restated financial results. In such case, the Board has the authority to seek to recover from the executive officer the amount by which such officer’s incentive payments for the relevant period exceeded the lower payment that would have been made based on the restated financial results.
Moreover, the terms of the 2018 CEO Performance Award include a clawback provision in the event of a restatement of our financial statements previously filed with the SEC. See “
Executive Compensation—Compensation Discussion and Analysis—Chief Executive Officer Compensation—2018 CEO Performance Award
” below.
Current Elements of Named Executive Officer Compensation
Overview and Fiscal Year 2022 Company Highlights
Our current executive compensation program, which was developed and approved by the Compensation Committee, generally consists of base salary and equity-based incentives, as well as other benefits generally available to employees. We combine these elements in order to formulate compensation packages with the goal of providing, on a total basis, competitive pay and align the interests of our named executive officers with long-term stockholder interests by tying the value of their compensation to our long-term stock price and/or the achievement of financial, operational and strategic objectives. In 2022, Tesla’s full-year accomplishments under our executive leadership included the following:

•	Total revenues of $81.46 billion, representing an increase of $27.64 billion, or 51.4% , compared to the prior year;

•	Net income attributable to common stockholders of $12.56 billion and an operating margin of 16.8%, representing favorable changes of $7.04 billion and 4.6%, respectively, compared to the prior year;

•	Annual vehicle delivery and production records of 1,313,851 and 1,369,611 total vehicles, representing an increase of 40.3% and 47.2%, respectively, compared to the prior year;

•	6.5 gigawatt hours of energy storage and 348 megawatts of solar energy systems deployed; and

•	Ongoing progress in the global growth of our manufacturing capabilities, including production and ramp at Gigafactory Texas and Gigafactory Berlin-Brandenburg and our Megafactory in Lathrop, CA.
Base Salary
The Compensation Committee is responsible for reviewing our Chief Executive Officer’s and other executive officers’ base salaries. The base salaries of all executive officers are reviewed and adjusted when necessary to reflect individual roles, performance and the competitive market. Because we currently do not provide cash bonuses to our executive officers, salary is the primary cash-based element of our executive officers’ compensation structure.

42 Tesla, Inc. 2023 Proxy Statement

The following table sets forth information regarding the annualized base salary rates at the end of 2022 for our named executive officers:

Name	2022 Fiscal Year-End Base Salary($)(1)

Elon Musk	—	(2)

Zachary Kirkhorn	300,000

Andrew Baglino	300,000

(1)	Reflects an annualized rate assuming 52 weeks each consisting of five work days.
(2)
Mr. Musk historically earned a base salary that reflected the applicable minimum wage requirements under California law, and he was subject to income taxes based on such base salary. However, he has never accepted his salary. Commencing in May 2019 at Mr. Musk’s request, we eliminated altogether the earning and accrual of this base salary.

Equity-Based Incentives
Our equity award program is the primary vehicle for offering long-term incentives to our named executive officers. The equity awards we have historically granted and currently grant are options to purchase shares of our common stock and restricted stock unit awards that are settled in shares of our common stock upon vesting. We have granted to our named executive officers both awards that vest over a long-term period and awards that vest only upon the achievement of specified Tesla performance milestones, in each case subject to continued service. We are increasingly emphasizing the grant of stock option awards for our named executive officers, which have value only to the extent, if any, that our stock price increases following their grant. Accordingly, all equity awards granted to our named executive officers in 2020 (the last year awards were granted to any of our named executive officers) were in the form of stock option awards. As a result, a significant portion of our named executive officers’ total compensation is entirely at risk, depending on long-term stock price performance.
While we strive to offer a total level of compensation that is competitive within specific roles and geographical markets, we do not have a rigid set of criteria for granting equity awards; instead, the Compensation Committee exercises its judgment and discretion, in consultation with our Chief Executive Officer and from time to time, a compensation consultant. The Compensation Committee considers, among other things, the role and responsibility of the named executive officer, competitive market factors, the amount of stock-based equity compensation already held by the named executive officer, the impact of any dramatic changes in our stock price over a short period of time and the cash-based compensation received by the named executive officer, to determine the level and types of equity awards that it approves. We generally grant one-time
new hire equity awards to our employees, including executives, upon their commencement of employment with us, or upon their promotion to a new position. Additionally, as part of our ongoing executive compensation review and alignment process, we periodically grant additional equity awards to our executives, although no such equity awards were granted in fiscal 2022. See “
Executive Compensation—Grants of Plan-Based Awards in 2022
” below.
The Compensation Committee meets periodically, including to approve equity award grants to our executives from time to time. We do not have, nor do we plan to establish, any program, plan or practice to time equity award grants in coordination with releasing material non-public
information.
Severance and Change in Control Benefits
No named executive officer has a severance or change in control arrangement with Tesla.
Bonus
We do not currently have or have planned, and historically we have rarely entered into, any specific arrangements with our named executive officers providing for cash-based bonus awards.

Tesla, Inc. 2023 Proxy Statement 43

Non-Equity
Incentive Plan Compensation
We did not provide any
non-equity
incentive plan compensation to any of our named executive officers in 2022, and we do not currently have or have planned any specific arrangements with our named executive officers providing for non-equity
incentive plan compensation.
Perquisites
Generally, we do not provide any perquisites or other personal benefits to our named executive officers.
Health and Welfare Benefits
We provide the following benefits to our named executive officers on the same basis provided to all of our employees:

•	medical insurance including comprehensive transgender and fertility coverage, mental health, dental and vision;

•	adoption and surrogacy benefits;

•	confidential Employee Assistance Program counseling;

•	life insurance and accidental death and dismemberment insurance;

•
a Section 401(k) plan where, beginning in 2022, Tesla provides a company match equal to 50% of the employee’s contribution, up to a maximum of 3% of the employee’s eligible compensation with a $3,000 annual cap;

•	an employee stock purchase plan;

•	short-and long-term disability insurance;

•	medical and dependent care flexible spending account; and

•	a health savings account.
Chief Executive Officer Compensation
Overview
Historically, in developing compensation recommendations for our Chief Executive Officer, the Compensation Committee has sought both to appropriately reward our Chief Executive Officer’s previous and current contributions and to create incentives for our Chief Executive Officer to continue to contribute significantly to successful results in the future. Each of the 2018 CEO Performance Award and the performance-based stock option award granted to our Chief Executive Officer in August 2012 (the “
2012 CEO Performance Award
”) was focused on this latter objective, as it solely rewards future performance.
In addition to serving as our Chief Executive Officer since October 2008, Elon Musk has contributed significantly and actively to Tesla since our earliest days in April 2004 by recruiting executives and engineers, contributing to vehicle engineering and design, raising capital for us, bringing investors to us and raising our public awareness.
Cash Compensation
Mr. Musk historically earned a base salary that reflected the applicable minimum wage requirements under California law, and he was subject to income taxes based on such base salary. However, he has never accepted his salary. Commencing in May 2019 at Mr. Musk’s request, we eliminated altogether the earning and accrual of this base salary.
Historical Equity Compensation
Prior to stock option awards made in December 2009, Mr. Musk did not receive any equity compensation for his services for a period of five years.
In 2010 and 2011, Mr. Musk did not receive any equity grants, because the Compensation Committee believed his grants made in December 2009 already provided sufficient motivation for Mr. Musk to perform his duties as Chief Executive Officer.
In August 2012, to create incentives for continued long-term success from the then-recently launched Model S program as well as from Tesla’s then-planned Model X and Model 3 programs, and to further align executive compensation with

44 Tesla, Inc. 2023 Proxy Statement

increases in stockholder value, the Board granted to Mr. Musk the 2012 CEO Performance Award, comprised of a stock option award to purchase 79,123,515 shares (as adjusted for the 2020 Stock Split and 2022 Stock Split) of Tesla’s common stock, representing 5% of Tesla’s total issued and outstanding shares at the time of grant. The 2012 CEO Performance Award consisted of 10 equal vesting tranches, each requiring that Tesla meet a combination of (i) the achievement of a specified operational milestone relating to development of Model X or Model 3, aggregate vehicle production or a gross margin target, and (ii) a sustained incremental $4 billion increase in Tesla’s market capitalization from $3.2 billion, Tesla’s market capitalization at the time of grant. Prior to its expiration in 2022, the market capitalization conditions for all of the 10 vesting tranches and nine of the 10 operational milestones had been achieved, and nine of 10 tranches under the 2012 CEO Performance Award vested.
Prior to 2018, the only additional equity awards received by Mr. Musk related to certain immaterial awards granted during 2013 pursuant to a patent incentive program that was available to our employees generally.
2018 CEO Performance Award
Early in 2017, with the 2012 CEO Performance Award heading to substantial completion after having helped Tesla grow its market capitalization to over $55 billion in just over five years, the independent members of the Board began preliminary discussions regarding how to continue to incentivize Mr. Musk to lead Tesla through the next phase of its development. In January 2018, following more than six months of careful analysis and development led by the Compensation Committee, with participation by every independent Board member, the help of Compensia and engagement with and feedback from our largest institutional stockholders, the Board granted the 2018 CEO Performance Award to Mr. Musk. Such grant was subject to approval by a majority of the total votes of Tesla common stock not owned by Mr. Musk or Kimbal Musk cast at a meeting of the stockholders to approve the 2018 CEO Performance Award. On March 21, 2018, such approval was obtained, with approximately 73% of the votes cast by such disinterested shares voting in favor of the 2018 CEO Performance Award.
The 2018 CEO Performance Award was comprised of a
10-year
maximum term stock option to purchase 303,960,630 shares (as adjusted for the 2020 Stock Split and 2022 Stock Split) of Tesla’s common stock, divided equally among 12 separate tranches that were each equivalent to 1% of the issued and outstanding shares of Tesla’s common stock at the time of grant, at an exercise price of $23.34 per share (as adjusted for the 2020 Stock Split and 2022 Stock Split). Each of the 12 tranches of the 2018 CEO Performance Award vested upon certification by the Board that both (i) the market capitalization milestone for such tranche, which began at $100 billion for the first tranche and increased by increments of $50 billion thereafter and (ii) any one of the following eight operational milestones focused on revenue or eight operational milestones focused on profitability, was met:

Total Revenue* (in billions)	Adjusted EBITDA** (in billions)

$20.0	$1.5

$35.0	$3.0

$55.0	$4.5

$75.0	$6.0

$100.0	$8.0

$125.0	$10.0

$150.0	$12.0

$175.0	$14.0

*	“Revenue” means total revenues as reported in Tesla’s financial statements on Forms 10-Q or 10-K filed with the SEC for the previous four consecutive fiscal quarters.
**
“Adjusted EBITDA” means (i) net income (loss) attributable to common stockholders before (ii) interest expense, (iii) (benefit) provision for income taxes, (iv) depreciation and amortization and (v) stock-based compensation, as each such item is reported in Tesla’s financial statements on Forms
10-Q
or
10-K
filed with the SEC for the previous four consecutive fiscal quarters.

Tesla, Inc. 2023 Proxy Statement 45

Any single operational milestone could only satisfy the vesting requirement of one tranche, together with the corresponding market capitalization milestone. Subject to any applicable clawback provisions, policies or other forfeiture terms, once a milestone was achieved, it was forever deemed achieved for purposes of determining the vesting of a tranche. Meeting more than 12 of the 16 operational milestones does not result in any additional vesting or other compensation to Mr. Musk under the 2018 CEO Performance Award. Except in a change in control situation, measurement of the market capitalization milestones was based on both (i) a six calendar month trailing average of Tesla’s stock price as well as (ii) a 30 calendar day trailing average of Tesla’s stock price, in each case based on trading days only. Upon the consummation of certain acquisitions or split-up,
spin-off
or divestiture transactions, each then-unachieved market capitalization milestone and/or operational milestone would have been adjusted to offset the impact of such transactions to the extent they had been considered material to the achievement of those milestones.
In establishing the Revenue and Adjusted EBITDA milestones, the Board carefully considered a variety of factors, including Tesla’s growth trajectory and internal growth plans and the historical performance of other high-growth and high-multiples companies in the technology space that have invested in new businesses and tangible assets. These benchmarks provided revenue/EBITDA to market capitalization multiples, which were then used to inform the specific operational targets that aligned with Tesla’s plans for future growth. Nevertheless, the Board considered each of the market capitalization and operational milestones to be challenging hurdles. For example, in order to meet all 12 market capitalization milestones, Tesla was required to add approximately $600 billion to its market capitalization at the time of the grant of the 2018 CEO Performance Award on a sustained basis, and in order to satisfy all eight revenue-based operational milestones, Tesla would have to increase revenue by more than $163 billion from its annual revenue of approximately $11.8 billion in 2017, the last fiscal year completed prior to the grant of the 2018 CEO Performance Award.
In addition, Mr. Musk was required to continue leading Tesla as our Chief Executive Officer or, alternatively, as our Chief Product Officer and Executive Chairman (with any other Chief Executive Officer reporting directly to him), at the time each milestone was met in order for the corresponding tranche to vest. With limited exceptions, Mr. Musk must hold any shares that he acquires upon exercise of the 2018 CEO Performance Award for at least five years post-exercise. There would have been no acceleration of vesting of the 2018 CEO Performance award upon Mr. Musk’s termination, death or disability or a change in control of Tesla. However, in a change in control situation, the achievement of the milestones would have been based solely on the market capitalization milestones, with the measurement of Tesla’s market capitalization determined by the product of the total number of outstanding shares of Tesla common stock immediately before the change in control multiplied by the greater of the last closing price of a share of Tesla common stock before the effective time of the change in control or the per share price (plus the per share value of any other consideration) received by Tesla’s stockholders in the change in control.
In the event of a restatement of Tesla’s financial statements previously filed with the SEC, if a lesser portion of the 2018 CEO Performance Award would have vested based on the restated financial results, then Tesla will require forfeiture (or repayment, as applicable) of the portion of the 2018 CEO Performance Award that would not have vested based on the restated financial results (less any amounts Mr. Musk may have paid to Tesla in exercising any forfeited awards). The 2018 CEO Performance Award is subject, if more stringent than the foregoing, to any current or future Tesla clawback policy applicable to equity awards, provided that the policy does not discriminate solely against Mr. Musk except as required by applicable law.
As of the date of this filing, all of the milestones have been achieved and certified by our Board. Consequently, all 12 of the 12 tranches under the 2018 CEO Performance Award, corresponding to options to purchase an aggregate 303,960,630 shares of Tesla’s common stock, have vested and become exercisable, subject to Mr. Musk’s payment of the exercise price of $23.34 per share and the minimum five-year holding period generally applicable to any shares he acquires upon exercise.
Realized Compensation
For purposes of the table in “
Executive Compensation—Summary Compensation Table
” below, we are required to report pursuant to applicable SEC rules any stock option grants to Mr. Musk at values determined as of their respective grant dates and which are driven by certain assumptions prescribed by Financial Accounting Standards Board Accounting Standards Codification Topic 718, “
Compensation–Stock Compensation
” (“
ASC
 Topic 718
”). Moreover, we are required to report in “
Executive Compensation—Pay Ratio Disclosure
” below (i) Mr. Musk’s annual total compensation, (ii) the median of the annual total compensation of all Tesla employees qualifying for this analysis, other than Mr. Musk, in each case calculated pursuant to the methodology used for the table in “
Executive Compensation—Summary Compensation Table,
” and (iii) the ratio of the former to the latter.

46 Tesla, Inc. 2023 Proxy Statement

In addition, we are required to report in “
Executive Compensation—2022 Option Exercises and Stock Vested
” below an amount for the “value realized” upon: (i) any exercise by Mr. Musk of a stock option, which is based on the difference between the market price of the underlying shares at the time of exercise and the exercise price of the stock option and (ii) any vesting of a restricted stock unit award, based on the market price of the award at the time of vesting. Such amount is required to be reported even if Mr. Musk does not actually receive any cash from such exercise or vesting, either because he does not also sell any shares or because he sells only a number of shares sufficient to cover the related tax liabilities resulting from the exercise or vesting.
As a result, there may be a significant disconnect between what is reported as compensation for Mr. Musk in a given year in such sections and the value actually realized as compensation in that year or over a period of time. Moreover, the vast majority of compensation in respect of past stock option grants to Mr. Musk, including the 2012 CEO Performance Award and the 2018 CEO Performance Award, were structured to be incentives for future
performance with their value realizable only if Tesla’s stock price appreciated compared to the dates of the grants, and if the Company achieved applicable vesting requirements.
To supplement the disclosures in “
Executive Compensation—Summary Compensation Table,
” “
Executive Compensation—Pay Ratio Disclosure
” and “
Executive Compensation—2022 Option Exercises and Stock Vested
” below, we have included the following table, which shows the total realized compensation of Mr. Musk for the last three fiscal years, as well as the ratio of Mr. Musk’s realized compensation to the median of the annual total compensation of all other Tesla employees qualifying for this analysis as reported in “
Executive Compensation—Pay Ratio Disclosure.
” Realized compensation is not a substitute for reported compensation in evaluating our compensation structure, but we believe that realized compensation is an important factor in understanding that the value of compensation that Mr. Musk ultimately realizes is dependent on a number of additional factors, including: (i) the vesting of certain of his option awards only upon the successful achievement of a number of market capitalization increase and operational milestone targets; (ii) the fact that Mr. Musk does not receive any cash if he does not actually sell shares and thereby reduce his investment in us, and he does not receive any cash to the extent that he sells only shares sufficient to cover income taxes with respect to his awards (including stock options exercised solely to avoid their expiration in accordance with their terms); and (iii) the then-current market value of our common stock at the times at which Mr. Musk may elect to actually sell his shares.

Year	“Total Compensation” of CEO, as Reported in Summary Compensation Table Below ($)	“Value Realized on Exercise or Vesting of Awards” of CEO, as Reported in Option Exercises and Stock Vested Table Below ($)		Median Annual Total Compensation of all Qualifying Non-CEO Employees, as reported in Pay Ratio Disclosure Section Below ($)	Total CEO Realized Compensation ($)(1)	Ratio of Total CEO Realized Compensation to Median Annual Total Compensation of all Qualifying Non-CEO Employees
2022	—	—		34,084	—	0.00:1
2021	—	23,452,910,177	(2)	40,723	734,762,107	18,043:1
2020	—	—		46,150	—	0.00:1

(1)
“Total CEO realized compensation” for a given year is defined as (i) the amounts reported for Mr. Musk in “
Executive Compensation—Summary Compensation Table
” below under the columns “Salary,” “Bonus,”
“Non-Equity
Incentive Plan Compensation” and “All Other Compensation,”
plus
(ii) with respect to any stock option exercised by Mr. Musk in such year in connection with which shares of stock were also sold other than to satisfy any resulting tax liability, the difference between the market price of such shares at the time of exercise and the applicable exercise price of the option, plus
(iii) with respect to any restricted stock unit vested by Mr. Musk in such year in connection with which shares of stock were also sold other than automatic sales to satisfy any withholding obligations related to such vesting, the market price of such shares at the time of vesting, plus
(iv) any cash actually received by Mr. Musk in respect of any shares sold to cover tax liabilities as described in (ii) and (iii) above, following the payment of such tax liabilities.

(2)
Reflects the exercise of vested stock options scheduled to expire in 2022 as to which Mr. Musk paid the exercise price in cash. Of the shares received upon exercise, 42.0% were immediately sold in order to pay federal and state tax withholding from the option exercise and none of the proceeds from such sales were retained by Mr. Musk. Of the remaining shares, 94.6% were retained by Mr. Musk. The other 5.4% automatically were sold as a result of a Rule
10b5-1
trading plan put in place in September 2021.

Tesla, Inc. 2023 Proxy Statement 47

Tax and Accounting Considerations
Sections 280G and 409A
. We have not provided or committed to provide any executive officer or director with a gross-up
or other reimbursement for tax amounts the executive might pay pursuant to Section 280G or Section 409A of the Code. Section 280G and related Code sections provide that executive officers, directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of Tesla that exceeds certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Section 409A also imposes additional significant taxes on the individual in the event that an executive officer, director or service provider of certain types receives “deferred compensation” that does not meet the requirements of Section 409A.
Tax Deduction Limit
. Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation greater than $1,000,000 paid in any fiscal year to certain executive officers. However, prior to the enactment of U.S. tax legislation in December 2017 (the “
Tax Act
”), certain types of performance-based compensation were excluded from the $1,000,000 deduction limit if specific requirements were met. Under the Tax Act, this exclusion for performance-based compensation is not available with respect to taxable years beginning after December 31, 2017, unless the compensation is pursuant to a written binding contract which was in effect on or before November 2, 2017, and which is not modified in any material respect on or after such date. Pursuant to the Tax Act, for taxable years beginning after December 31, 2017, Section 162(m) of the Code was expanded to cover additional executive officers and other employees, including the chief financial officer, so that the compensation of the chief executive officer and chief financial officer (at any time during the fiscal year), the three next most highly compensated executive officers during the taxable year and any other individual who was considered a “covered employee” for any prior taxable year that begins after 2016, will be subject to the $1,000,000 deductibility limit under Section 162(m) of the Code. Commencing with our 2018 fiscal year, to the extent that the aggregate amount of any covered officer’s salary, bonus, any amount realized from certain option exercises and vesting of restricted stock units or other equity awards, and certain other compensation amounts that are recognized as taxable income by the officer exceeds $1,000,000, we will not be entitled to a U.S. federal income tax deduction for the amount over $1,000,000 in that year, unless the compensation qualifies for the transition relief applicable to certain written binding contracts in effect on or before November 2, 2017. The Compensation Committee has not adopted a formal policy regarding tax deductibility of compensation paid to our executive officers and reserves the right to pay compensation that may not be deductible to Tesla i
f
it determines that doing so would be in the best interests of Tesla.
Accounting Implications
. We follow ASC Topic 718 for our stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all stock-based compensation awards made to employees and directors based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our named executive officers may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.
Compensation Committee Report

The Compensation Committee oversees Tesla’s compensation programs, policies and practices. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation
S-K
with management. Based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Respectfully submitted by the members of the Compensation Committee of the Board

Ira Ehrenpreis (Chair)
Robyn Denholm
Kathleen Wilson-Thompson

48 Tesla, Inc. 2023 Proxy Statement

Summary Compensation Table

The following table presents information concerning the total compensation of our named executive officers for each of the last three fiscal years.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Elon Musk	2022	—		—	—	—	—	—		—
Technoking of Tesla and Chief Executive Officer	2021	—		—	—	—	—	—		—
	2020	—		—	—	—	—	—		—
Zachary Kirkhorn	2022	300,000		—	—	—	—	3,000	(2)	303,000
Master of Coin and Chief Financial Officer	2021	301,154		—	—	—	—	—		301,154
	2020	269,663	(3)	—	—	46,261,354	—	31,099	(4)	46,562,116
Andrew Baglino	2022	300,000		—	—	—	—	3,000	(2)	303,000
SVP, Powertrain and Energy Engineering	2021	301,154		—	—	—	—	—		301,154
	2020	283,269	(3)	—	—	46,261,354	—	—		46,544,623
(1)
This column reflects the aggregate grant date fair value computed in accordance with ASC Topic 718 of the options to purchase shares of our common stock granted to the named executive officers. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form
10-K
for the year ended December 31, 2022, filed with the SEC on January 31, 2023. These amounts do not necessarily correspond to the actual value that may be recognized by the named executive officers, which depends, among other things, on the market value of our common stock appreciating from that on the grant date(s) of the option(s).

(2)	Reflects matching contributions made under the Tesla 401(k) Plan based on each of the named executive officer’s fiscal 2022 contributions.
(3)	Reflects a temporary reduction to base salary in response to global market conditions.
(4)	Reflects an amount corresponding to previously-accrued paid time off that was applied toward the purchase of a Tesla vehicle pursuant to a company-wide program.
Pay Ratio Disclosure

Tesla is committed to fair and competitive compensation for our employees. Moreover, Elon Musk, the Technoking of Tesla and our Chief Executive Officer, has agreed to a compensation arrangement in the 2018 CEO Performance Award that is substantially tied to the appreciation of our market capitalization. Because equity awards are generally made available to Tesla employees, this also means that Mr. Musk’s compensation is tied to the success of Tesla employees. We are providing a ratio of (i) Mr. Musk’s 2022 annual total compensation to (ii) the median of the 2022 annual total compensation of all applicable qualifying Tesla employees other than Mr. Musk, in each case calculated pursuant to the disclosure requirements of “
Executive Compensation—Summary Compensation Table
” above. As we continue our international expansion, the median annual total compensation of our employees reflects differences in local compensation scales and practices abroad to a greater extent.
Mr. Musk’s 2022 annual total compensation, as reported in “
Executive Compensation—Summary Compensation Table,
” was $0, and the median 2022 annual total compensation of all other qualifying employees, as determined pursuant to the methodology set forth below, was $34,084. Consequently, the applicable ratio of such amounts for 2022 was 0.00:1.
Our methodology for identifying the median of the 2022 annual total compensation for each individual other than Mr. Musk was as follows:

•
We selected December 31, 2022, which is within the last three months of 2022, as the date upon which we would identify the “median employee” because it enabled us to make such identification in a reasonably efficient and economical manner.

•
We determined that as of December 31, 2022, Tesla and all our subsidiaries had 126,771 individuals qualifying for this analysis (full-time, part-time and temporary employees other than Mr. Musk, subject to the following bullet), of which approximately 44% were based outside of the U.S. and approximately 42% were production line employees.

Tesla, Inc. 2023 Proxy Statement 49

•	We did not include in the population of qualifying individuals any employees of staffing agencies whose compensation is determined by such agencies.

•
We applied the requirements and assumptions required for the table in “
Executive Compensation—Summary Compensation Table
” for each of such individuals to calculate the total annual compensation, including base salary or wages, performance-based commission payments, and equity awards based on their grant date fair values.

•	We converted any payment earned or paid in a foreign currency to U.S. dollar using the average of the prevailing conversion rates for the month of December 2022.

•	We selected the median of all total annual compensation amounts calculated in accordance with the foregoing.
Pay Versus Performance

In accordance with Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are required to disclose certain information about the relationship between the compensation actually paid to our named executive officers and certain measures of company performance. For information on our compensation philosophy, please see “
Compensation Discussion and Analysis
.”

						Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for CEO ($)(1)	Compensation Actually Paid to CEO (in millions) ($)(2)	Average Summary Compensation Table Total for Non-CEO Named Executive Officers (in millions) ($)(3)	Average Compensation Actually Paid to Non-CEO Named Executive Officers (in millions) ($)(4)		Tesla Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)	Net Income (in millions) ($)(7)	Revenue (in millions) ($)(8)
2022	—	(9,703)	0.3	(165.3)		441.68	151.29	12,587	81,462
2021	—	15,016	0.3	(74.3	)(9)	1,263.09	235.13	5,644	53,823
2020	—	43,019	46.6	393.0		843.44	162.40	862	31,536
(1)	Represents the total compensation reported for Elon Musk (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table.
(2)
The dollar amounts reported in this column represent the amount of “compensation actually paid” to Mr. Musk, computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Musk during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Musk’s total compensation, as reported in the Summary Compensation Table for each year, to determine the compensation actually paid.

Year	Reported Summary Compensation Table Total for CEO ($)	Reported Value of Equity Awards ($) (a)	Equity Award Adjustments (in millions) ($) (b)	Reported Change in the Actuarial Present Value of Pension Benefits ($)	Pension Benefit Adjustments ($)	Compensation Actually Paid to CEO (in millions) ($)
2022	—	—	(9,703)	—	—	(9,703)
2021	—	—	15,016	—	—	15,016
2020	—	—	43,019	—	—	43,019

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that

50 Tesla, Inc. 2023 Proxy Statement

are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards Granted and Unvested in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards (in millions) ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year (Vesting Date Compared to the Value at the End of the Prior Year) (in millions) ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments (in millions) ($)
2022	—	(4,973)	—	(4,730)	—	—	(9,703)
2021	—	13,028	—	1,988	—	—	15,016
2020	—	36,329	—	6,690	—	—	43,019

(3)
Represents the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Elon Musk, who has served as our CEO since 2008) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Musk) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Zachary Kirkhorn and Andrew Baglino; (ii) for 2021, Zachary Kirkhorn, Andrew Baglino and Jerome Guillen; and (iii) for 2020, Zachary Kirkhorn, Andrew Baglino and Jerome Guillen.

(4)
The dollar amounts reported in this column is the average compensation actually paid for our NEOs other than our CEO in each applicable year, computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the NEO’s total compensation, as reported in the Summary Compensation Table for each applicable year, to determine the compensation actually paid.

Year	Average Reported Summary Compensation Table Total for Non-CEO NEOs (in millions) ($)	Average Reported Value of Equity Awards (in millions) ($)	Average Equity Award Adjustments (in millions) ($) (a)	Average Reported Change in the Actuarial Present Value of Pension Benefits ($)	Average Pension Benefit Adjustments ($)	Average Compensation Actually Paid to Non-CEO NEOs (in millions) ($)
2022	0.3	—	(165.6)	—	—	(165.3)
2021	0.3	—	(74.6)	—	—	(74.3)
2020	46.6	46.3	392.7	—	—	393.0

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards Granted and Unvested in the Year ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards (in millions) ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year (in millions) ($)	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year (Vesting Date Compared to the Value at the End of the Prior Year) (in millions) ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year (in millions) ($)	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Average Equity Award Adjustments (in millions) ($)
2022	—	(110.5)	—	(55.1)	—	—	(165.6)
2021	—	78.7	—	(2.9)	(150.4)	—	(74.6)
2020	84.2	278.7	0.7	29.1	—	—	392.7

Tesla, Inc. 2023 Proxy Statement 51

(5)
Total shareholder return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)
Represents the weighted group total shareholder return (“TSR”), weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the group of all public companies with SIC code 3711.

(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)
In the Company’s assessment, revenue is the financial performance measure that is the most important financial performance measure (other than total shareholder return and net income) used by the Company for the most recently completed fiscal year, to link compensation actually paid to performance.

(9)
Mr. Guillen departed Tesla in June 2021, which led to certain forfeitures of unvested awards. The average compensation actually paid in 2021 to our NEOs other than our CEO and Mr. Guillen was approximately $123.2 million.

Most Important Financial Performance Measures
This list below includes the three financial measures that in our assessment represent the most important financial performance measures used to link compensation actually paid to our NEOs, for the most recently completed fiscal year, to the Company’s performance. See “
Compensation Discussion and Analysis
” for further details.
Revenue
Adjusted EBITDA
Market Capitalization
Description of Relationships Between Compensation Actually Paid and Performance
Chief Executive Officer
From 2021 to 2022, compensation actually paid to the CEO decreased by 164.6%. Over this same period, TSR decreased by 65.0%, net income increased by 123.0%, and revenue increased by 51.4%.
From 2020 to 2021, compensation actually paid to the CEO decreased by 65.1%. Over this same period, TSR increased by 49.8%, net income increased by 554.8%, and revenue increased by 70.7%.
Mr. Musk does not earn a base salary or receive any equity compensation other than under his 2012 CEO Performance Award and 2018 CEO Performance Award. See “
Executive Compensation—Compensation Discussion and Analysis—Chief Executive Officer Compensation
” for more information.
The vesting of Mr. Musk’s awards were tied to specific market capitalization and operational milestones focusing on total revenue and adjusted EBITDA. However, the compensation actually paid as calculated pursuant to Item 402(v) of Regulation
S-K
is based on the accounting changes in the fair value of such options, which varies significantly with the performance of our common stock.
Thus, because the Company TSR is calculated from the beginning of the earliest year presented, a positive TSR does not necessarily correlate to an increase in compensation actually paid if the increase in TSR is less significant relative to a prior year. In addition, due to the fact that Mr. Musk did not receive any additional equity grants following the 2018 CEO Performance Award, his amount of total compensation actually paid decreased because the number of unvested options decreased year over year upon the vesting of tranches of the award. Because the 2018 CEO Performance Award has fully vested, Mr. Musk’s compensation actually paid will converge to $0 unless he receives a new grant.

5 2 Tesla, Inc. 2023 Proxy Statement

While a positive TSR may not align with an increase in compensation actually paid, as further demonstrated by the following graph, any decreases in TSR would align to decreases in compensation actually paid.

Other NEOs
From 2021 to 2022, compensation actually paid to the other NEOs decreased by 122.5%. Over this same period, TSR decreased by 65.0%, net income increased by 123.0%, and revenue increased by 51.4%.
From 2020 to 2021, compensation actually paid to the other NEOs decreased by 118.9%. Over this same period, TSR increased by 49.8%, net income increased by 554.8%, and revenue increased by 70.7%.
Though our other NEOs do receive a base salary, a significant portion of their compensation actually paid consists of equity awards. As the compensation actually paid as calculated pursuant to Item 402(v) of Regulation

S-K,

is based on the accounting changes in the fair value of such options, the value varies significantly with the performance of our common stock. Thus, because the Company TSR is calculated from the beginning of the earliest year presented, a positive TSR does not necessarily correlate to an increase in compensation actually paid if the increase in TSR is less significant relative to a prior year. In addition, due to the fact that our other NEOs did not receive any additional equity grants after 2020, their amount of total compensation actually paid decreased because the number of unvested options decreased year over year.
From 2020 to 2021, some of the decrease in compensation actually paid to our other NEOs was a result of Jerome Guillen’s departure in June 2021, which led to certain forfeitures of unvested awards.

Tesla, Inc. 2023 Proxy Statement 53

While a positive TSR may not align with an increase in compensation actually paid, as further demonstrated by the following graph, any decreases in TSR would align with decreases in compensation actually paid.

Cumulative TSR of the Company and Cumulative TSR of the Peer Group
The following chart compares our cumulative TSR over the three most recently completed fiscal years to that of our peer group’s
TSR over the same period.

Grants of
Plan-Based
Awards in 2022

No equity-based awards were granted to any named executive officer in fiscal year 2022.

54 Tesla, Inc. 2023 Proxy Statement

Outstanding Equity Awards at 2022 Fiscal
Year-End

The following table presents information concerning unexercised options and unvested restricted stock unit awards for each named executive officer outstanding as of the end of fiscal 2022.

			Option Awards					Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Elon Musk	3/21/2018	(2)	278,630,565	25,330,065	—	23.34	1/19/2028	—	—
	6/10/2013	(3)	5,250	—	—	6.67	6/10/2023	—	—
	4/8/2013	(3)	5,250	—	—	2.79	4/8/2023	—	—
Zachary J. Kirkhorn	10/19/2020	(4)	321,027	295,350	—	143.61	10/19/2030	—	—
	4/19/2019	(5)	1,822,626	121,509	—	18.22	4/19/2029	—	—
	4/19/2019	(6)	—	—	—	—	—	27,000	3,325,860
	1/22/2019	(7)	130,629	32,661	—	19.93	1/22/2029	—	—
	1/22/2019	(8)	—	—	—	—	—	10,890	1,341,430
	10/16/2018	(9)	8,694	7,131	—	18.44	10/16/2028	—	—
	10/16/2018	(8)	—	—	—	—	—	2,589	318,913
Andrew Baglino	10/19/2020	(4)	321,027	295,350	—	143.61	10/19/2030	—	—
	7/19/2019	(10)	368,349	193,041	—	17.22	7/19/2029	—	—
	10/16/2018	(9)	114,243	25,857	—	18.44	10/16/2028	—	—
	10/16/2018	(8)	—	—	—	—	—	10,334	1,274,174
	3/19/2018	(11)	62,184	11,316	—	20.91	3/19/2028	—	—
	11/10/2014	(12)	—	37,500	—	16.13	11/10/2024	—	—
(1)
The market value of unvested restricted stock units is calculated by multiplying the number of unvested restricted stock units held by the applicable named executive officer by the closing price of our common stock on December 31, 2022, which was $123.18.

(2)
1/12th of the total number of shares subject to the option becomes vested and exercisable each time: (i) our market capitalization increases initially to $100.0 billion for the first tranche, and by an additional $50.0 billion for each tranche thereafter; and (ii) one of 16 specified operational milestones relating to total revenue or adjusted EBITDA (other than any operating milestone that previously counted towards the vesting of another tranche) is attained, subject to Mr. Musk’s continued service to us as either CEO or as both Executive Chairman and Chief Product Officer, with the CEO reporting to him, at each such vesting event. See “
Executive Compensation—Compensation Discussion and Analysis—Chief Executive Officer Compensation—2018 CEO Performance Award
” above.

(3)
Stock option awards granted as part of our company-wide patent incentive program. The total number of shares subject to the option was vested and exercisable on the applicable grant date of the option.

(4)
1/48th of the shares subject to the option became vested and exercisable on December 5, 2020, and 1/48th of the shares subject to the option become vested and exercisable every month thereafter, subject to the grantee’s continued service to us on each such vesting date.

(5)
1/8th of the shares subject to the option became vested and exercisable on September 13, 2019, and 1/48th of the shares subject to the option become vested and exercisable each month thereafter, subject to the grantee’s continued service to us on each such vesting date.

(6)
1/8th of this award became vested on December 5, 2019, and 1/16th of this award becomes vested every three months thereafter, subject to the grantee’s continued service to us on each such vesting date.

Tesla, Inc. 2023 Proxy Statement 55

(7)
1/60th of the shares subject to the option became vested and exercisable on January 5, 2019, and 1/60th of the shares subject to the option become vested and exercisable each month thereafter, subject to the grantee’s continued service to us on each such vesting date.

(8)	1/20th of this award vested on March 5, 2019, and 1/20th of this award vests every three months thereafter, subject to the grantee’s continued service to us on each such vesting date.
(9)
1/60th of the shares subject to the option became vested and exercisable on November 1, 2018, and 1/60th of the shares subject to the option become vested and exercisable each month thereafter, subject to the grantee’s continued service to us on each such vesting date.

(10)
1/60th of the shares subject to the option became vested and exercisable on July 24, 2019, and 1/60th of the shares subject to the option become vested and exercisable each month thereafter, subject to the grantee’s continued service to us on each such vesting date.

(11)	1/60th of this award vested on March 27, 2018, and 1/60th of this award vests every three months thereafter, subject to the grantee’s continued service to us on each such vesting date.
(12)
1/4th of the shares subject to the option became vested and exercisable upon each of the following, as determined by the Board: (i) the completion of the first Model X production vehicle; (ii) aggregate vehicle production of 100,000 vehicles in a trailing
12-month
period and (iii) completion of the first Model 3 production vehicle. 1/4th of the shares subject to this option will become vested and exercisable upon the determination by the Board that annualized gross margin of greater than 30% in any three years is achieved, subject to the grantee’s continued service to us on each such vesting date.

2022 Option Exercises and Stock Vested

The following table presents information concerning each exercise of stock options and vesting of stock awards during fiscal 2022 for each of the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Elon Musk	—	—	—	—
Zachary Kirkhorn	13,350	1,258,505	67,479	16,306,323
Andrew Baglino	141,000	33,866,369	13,113	3,273,677
(1)
Reflects the product of the number of shares of stock subject to the exercised option multiplied by the difference between the market price of our common stock at the time of exercise on the exercise date and the exercise price of the option.

(2)	Reflects the product of the number of shares of stock vested multiplied by the market price of our common stock on the vesting date.
Potential Payments Upon Termination or Change in Control

We do not have an employment agreement for any specific term with any of our named executive officers. Moreover, we do not have any contract, agreement, plan or arrangement that would result in payments to a named executive officer at, following, or in connection with any termination of employment, including resignation, severance, retirement or a constructive termination of employment of a named executive officer, or a change in control of Tesla or a change in the named executive officer’s responsibilities.

56 Tesla, Inc. 2023 Proxy Statement

Compensation of Directors

2022 Director Compensation Table
The following table provides information concerning the compensation paid by us to each of our non-employee
directors who served during any part of fiscal year 2022. Elon Musk, who is a named executive officer, does not receive additional compensation for his services as a director.
The awards with respect to which values are provided under the column “Option Awards” below are exclusively stock options, which have realizable value only if they vest over time and to the extent, if any, that our stock price exceeds the applicable exercise prices. The values provided below for these awards are based on applicable accounting standards, and do not necessarily reflect the actual amounts realized or realizable pursuant to the underlying stock options.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)	All Other Compensation	Total ($)
Robyn Denholm	—	—	—	—
Ira Ehrenpreis	—	—	—	—
Lawrence J. Ellison(4)	—	—	—	—
Joe Gebbia	—	—	—	—
Hiromichi Mizuno	27,500	—	—	27,500
James Murdoch	—	—	—	—
Kimbal Musk	—	—	—	—
Kathleen Wilson-Thompson	—	—	—	—
(1)
Reflects cash compensation for service on the Board and/or its applicable committees pursuant to Tesla’s outside director compensation policy (the “
Director Compensation Policy
”) and/or for service as Chair of the Board as previously approved by the Board, as applicable. The earning and payment of cash retainer payments payable to outside directors may be waived in whole or part at the election of the director. Seven of the outside directors have requested that the Company eliminate the future payment of all of their cash retainer amounts for service on the Board unless the director notified otherwise.

(2)	As of December 31, 2022, the aggregate number of shares underlying option awards outstanding for each of our non-employee directors was:

Name	Aggregate Number of Shares Underlying Options Outstanding
Robyn Denholm	1,662,480
Ira Ehrenpreis	1,110,000
Joe Gebbia	—
Hiromichi Mizuno	351,690
James Murdoch	1,270,020
Kimbal Musk	441,750
Kathleen Wilson-Thompson	765,855

(3)
Reflects stock option grants for service on the Board or as members or chairs of Board committees that were automatically granted pursuant to the Director Compensation Policy. In June 2021, the Board unanimously adopted a resolution to forego any automatic grants of annual stock option awards under the Director Compensation Policy or otherwise previously approved by the Board (the
“Board Stock Option Grants
”) until July 2022 unless the Board earlier acts to amend the Director Compensation Policy or otherwise amends such resolution. In May 2022, the Board agreed to further forego the Board Stock Option Grants until July 2023 unless the Board earlier acts to amend the Director Compensation Policy or otherwise amends such resolution.

(4)
Board term ended in August 2022 without standing for
re-election
at the 2022 annual meeting of stockholders. As such, as of December 31, 2022, Mr. Ellison had no shares underlying option awards outstanding.

Tesla, Inc. 2023 Proxy Statement 57

Non-Employee
Director Compensation Arrangements
Overview and Philosophy
The compensation program for Tesla’s
non-employee
directors is designed to be consistent with our compensation philosophy for our employees, with an emphasis on equity-based compensation over cash in order to align the value of their compensation with the market value of our stock, and consequently, with the long-term interests of our stockholders. Moreover, while we offer to our general employee population restricted stock units that will retain some value even if the market value of our stock decreases, the equity-based compensation to our directors has been exclusively in the form of stock options, which have zero initial value and accumulate value, if at all, only to the extent that our stock price increases following their grant, through the applicable vesting dates and until such stock options are ultimately exercised and the underlying shares are sold. The remaining portion of our directors’ compensation has consisted of cash retainer payments that are relatively modest compared to peer companies and that may be waived at the election of each director. Consequently, a large portion and in some cases, the entirety, of each of our non-employee
directors’ compensation is entirely at risk, and fluctuating stock prices have at times resulted in 100% of the vested stock options then held by each of our non-employee
directors being
out-of-the-money.
In 2020 and 2021, the Compensation Committee reviewed the Director Compensation Policy with the aid of Compensia and in light of Tesla’s exceptional performance and commitment to at-risk
director compensation in the form of annual stock option awards to ensure continued alignment of the interests of directors with those of Tesla’s stockholders. Following such review, the Compensation Committee recommended that the Board approve a resolution that all existing directors forego any automatic grants of annual stock option awards under the Director Compensation Policy or otherwise previously approved by the Board until July 2022 unless the Board earlier acts to amend the Director Compensation Policy or otherwise amends such resolution. In June 2021, the Board unanimously approved and adopted this resolution and in May 2022, the Board agreed to further forego the Board Stock Option Grants until July 2023 unless the Board earlier acts to amend the Director Compensation Policy or otherwise amends such resolution. The Compensation Committee intends to make further recommendations with respect to the Board’s compensation program for directors, if any, who join the Board after the date of this resolution, as well as for future periods of service by existing directors, following further periodic reviews.
Other Information
If, following a change in control of Tesla, the service of a non-employee
director is terminated, all stock options granted to the director shall fully vest and become immediately exercisable.
Non-employee
directors may also have their travel, lodging and related expenses associated with attending Board or Board committee meetings reimbursed by Tesla.
Pledging of Shares

The ability of our directors and executive officers to pledge Tesla stock for personal loans and investments is inherently related to their compensation due to our use of equity awards and promotion of long-termism and an ownership culture. Moreover, providing these individuals flexibility in financial planning without having to rely on the sale of shares aligns their interests with those of our stockholders.
In order to mitigate the risk of forced sales of pledged shares, the Board has a policy that limits pledging of Tesla stock by our directors and executive officers. Pursuant to this policy, directors and executive officers may pledge their stock (exclusive of options, warrants, restricted stock units or other rights to purchase stock) as collateral for loans and investments, provided that the maximum aggregate loan or investment amount collateralized by such pledged stock does not exceed, (i) with respect to our CEO, the lesser of $3.5 billion or twenty-five percent (25%) of the total value of the pledged stock, or (ii) with respect to our directors and officers other than our CEO, fifteen percent (15%) of the total value of the pledged stock.
Example: A director (other than our CEO) pledges 1,000 shares as collateral for a loan, and the current stock price is $800 per share. The director may borrow up to 15% of 1,000 x $800, or $120,000, against such shares. If the stock price later increases to $1,600 per share, the director may borrow up to an additional $120,000 against the pledged shares. If the director borrows the full allowable amount of $240,000 and the stock price then decreases to $1,200, the director must repay $60,000 to maintain compliance with the 15% limit under the pledging policy.

58 Tesla, Inc. 2023 Proxy Statement

See “
Ownership of Securities
” below for information regarding any shares pledged by our directors or executive officers as of March 31, 2023; however, such pledging does not
indicate the extent to which there may be actual borrowings against such shares as of such date, which may be substantially less than the value of the shares pledged. As of December 31, 2022, based on written representations of our directors and executive officers to the Company, the aggregate loan or investment amount collateralized by our directors and executive officers’ pledged shares was less than 1% of the total value of the pledged shares.
We require our directors and executive officers to make written representations, at least annually, that he or she is in compliance with our pledging policy. If a director or executive officer wishes to take a loan collateralized by pledged stock, Tesla management works with the director or executive officer during the original loan approval, and subsequently monitors compliance with this policy by regularly reviewing and requesting updates from the applicable director or executive officer on his or her pledged stock amount and loan amount. If necessary, Tesla management will report to the Board or its committees the extent to which any officer or director has pledged shares of Company stock. We believe that this monitoring is effective and includes appropriate controls, and we have confirmed that each of our directors and executive officers who have pledged stock are and have been compliant with this policy since our last confirmation.
Equity Compensation Plan Information

The following table summarizes the number of securities underlying outstanding options, stock awards, warrants and rights granted to employees and directors, as well as the number of securities remaining available for future issuance, under Tesla’s equity compensation awards as of December 31, 2022.

	(a)		(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)(1)		Weighted-average exercise price of outstanding options, warrants and rights ($)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders	364,705,998		30.65	247,886,582	(3)
Equity compensation plans not approved by security holders	190,915	(4)	33.00	—
Total	364,896,913		30.65	247,886,582
(1)	Consists of options to purchase shares of our common stock, including the 2018 CEO Performance Award, and restricted stock unit awards representing the right to acquire shares of our common stock.
(2)
The weighted average exercise price is calculated based solely on the outstanding stock options. It does not take into account the shares issuable upon vesting of outstanding restricted stock unit awards, which have no exercise price.

(3)
Consists of 147,984,339 shares remaining available for issuance under the Tesla, Inc. 2019 Equity Incentive Plan, and 99,902,243 shares remaining available for issuance under the Tesla, Inc, 2019 Employee Stock Purchase Plan.

(4)	Consists of outstanding stock options and restricted stock unit awards that were assumed in connection with acquisitions. No additional awards may be granted under the acquired plans.

Tesla, Inc. 2023 Proxy Statement 59

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review of Related Party Transactions

In accordance with the charter for the Audit Committee of the Board, our Audit Committee reviews and approves in advance any proposed related person transactions.

For purposes of these procedures, “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K.

The individuals and entities that are considered “related persons” include:

•	Directors and executive officers of Tesla;

•	Any person known to be the beneficial owner of five percent or more of Tesla’s common stock (a “5% Stockholder”); and

•	Any immediate family member, as defined in Item 404(a) of Regulation S-K, of a director, executive officer or 5% Stockholder.

In accordance with our Related Person Transactions Policy and Procedures, the Audit Committee must review and approve all transactions in which (i) Tesla or one of its subsidiaries is a participant, (ii) the amount involved exceeds $120,000 and (iii) a related person has a direct or indirect material interest, other than transactions available to all Tesla employees generally.

In assessing a related party transaction brought before it for approval the Audit Committee considers, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The Audit Committee may then approve or disapprove the transaction in its discretion.

Any related person transaction will be disclosed in the applicable SEC filing as required by the rules of the SEC.

Related Party Transactions

Elon Musk is the Chief Executive Officer, Chief Technical Officer and a significant stockholder of SpaceX. Certain members of the Board, and/or investment funds affiliated with them, have made minority investments in SpaceX.

SpaceX is party to certain commercial, licensing and support agreements with Tesla. Under these agreements, SpaceX incurred expenses of approximately $0.5 million in the aggregate in 2022 and $0.1 million in 2023 through February.

Since April 2016, SpaceX has invoiced Tesla for our use of an aircraft owned and operated by SpaceX at rates determined by Tesla and SpaceX, subject to rules of the Federal Aviation Administration governing such arrangements. Tesla incurred expenses of approximately $0.8 million in 2022 and $0.1 million in 2023 through February.

Elon Musk is the Chief Executive Officer and a significant stockholder of Twitter. Twitter is party to certain commercial and support agreements with Tesla. Under these agreements, Twitter incurred expenses of approximately $1.0 million in the aggregate in 2022 and $0.4 million in 2023 through February.

JB Straubel is the Chief Executive Officer of Redwood. Tesla is party to an agreement with Redwood to supply certain scrap materials. Under this agreement, Redwood incurred expenses of $0 in 2022 and approximately $0.5 million in 2023 through February.

Other Transactions

Tesla periodically does business with certain entities its directors are affiliated with. Such transactions are done on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances.

In the ordinary course of business, we enter into offer letters with our executive officers. We have also entered into indemnification agreements with each of our directors and officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law. In relation to our CEO’s exercise of stock options and sale of common stock from the 2012 CEO Performance Award, Tesla withheld the appropriate amount of taxes. However, given the significant amounts involved, our CEO entered into an indemnification agreement with us in November 2021 to indemnify the Company for additional taxes owed, if any.

60 Tesla, Inc. 2023 Proxy Statement

DELINQUENT SECTION 16(a) REPORTS

Under Section 16 of the Exchange Act, Tesla’s directors, executive officers and any persons holding more than 10% of the Tesla’s common stock are required to report initial ownership of the Tesla common stock and any subsequent changes in ownership to the SEC. Specific due dates have been established by the SEC, and Tesla is required to disclose in this proxy statement any failure to file required ownership reports by these dates. Based solely upon a review of forms filed with the SEC and the written representations of such persons, Tesla is aware of no late Section 16(a) filings other than one late Form 4 report filed by Andrew Baglino, reporting an exercise of options and subsequent sales pursuant to a 10b5-1 trading plan, due to an administrative delay by Tesla.

Tesla, Inc. 2023 Proxy Statement 61

OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding the beneficial ownership of Tesla’s common stock, as of

March 31, 2023, for the following:

•	each person (or group of affiliated persons) who is known by us to beneficially own 5% of the outstanding shares of our common stock;

•	each of our non-employee directors;

•	each of our executive officers named in the Summary Compensation Table of this proxy statement; and

•	all current directors and executive officers of Tesla as a group.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or exercisable within 60 days of March 31, 2023. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Applicable percentage ownership is based on 3,169,314,178 shares of Tesla’s common stock outstanding at March 31, 2023.

Unless otherwise indicated, all persons named below can be reached at Tesla, Inc., 1 Tesla Road, Austin, Texas 78725.

Beneficial Owner Name	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Elon Musk(1)	715,022,706	20.6%
The Vanguard Group(2)	217,857,401	6.9%
Blackrock, Inc.(3)	178,428,109	5.6%
Named Executive Officers & Directors
Elon Musk(1)	715,022,706	20.6%
Zachary J. Kirkhorn(4)	2,688,930	*
Andrew Baglino(5)	1,040,304	*
Robyn Denholm(6)	1,677,480	*
Ira Ehrenpreis(7)	1,681,005	*
Joe Gebbia	111	*
Hiromichi Mizuno(8)	351,690	*
James Murdoch(9)	1,427,295	*
Kimbal Musk(10)	2,050,470	*
JB Straubel	12,660	*
Kathleen Wilson-Thompson(11)	771,255	*
All current executive officers and directors as a group (11 persons)(12)	728,328,172	20.9%
*	Represents beneficial ownership of less than 1%.
(1)

Includes (i) 411,062,076 shares held of record by the Elon Musk Revocable Trust dated July 22, 2003 and (ii) 303,960,630 shares issuable to Mr. Musk upon exercise of options exercisable within 60 days after March 31, 2023. Includes 238,441,261 shares pledged as collateral to secure certain personal indebtedness.

(2)

Includes shares beneficially owned by The Vanguard Group, of which The Vanguard Group has shared voting power over 3,945,417 shares, sole dispositive power over 206,725,415 shares and shared dispositive power over 11,131,986 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The foregoing information is based solely on Schedule 13G of The Vanguard Group filed on February 9, 2023, which we do not know or have reason to believe is not complete or accurate and on which we are relying pursuant to applicable SEC regulations.

62 Tesla, Inc. 2023 Proxy Statement

(3)

Includes shares beneficially owned by BlackRock, Inc., of which Blackrock, Inc. has sole voting power over 159,134,439 shares and sole dispositive power over 178,428,109 shares. The address for Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055. The foregoing information is based solely on Schedule 13G of Blackrock, Inc. filed on February 1, 2023, which we do not know or have reason to believe is not complete or accurate and on which we are relying pursuant to applicable SEC regulations.

(4)	Includes 2,485,857 shares issuable upon exercise of options exercisable within 60 days after March 31, 2023.
(5)	Includes 974,757 shares issuable upon exercise of options exercisable within 60 days after March 31, 2023.
(6)	Includes 1,662,480 shares issuable upon exercise of options exercisable within 60 days after March 31, 2023.
(7)	Includes 1,110,000 shares issuable upon exercise of options exercisable within 60 days after March 31, 2023.
(8)	Includes 351,690 shares issuable upon exercise of options exercisable within 60 days after March 31, 2023.
(9)	Includes (i) 157,275 shares held by the Seven Hills Trust and (ii) 1,270,020 shares issuable upon exercise of options exercisable within 60 days after March 31, 2023.
(10)	Includes 441,750 shares issuable upon exercise of options exercisable within 60 days after March 31, 2023. Includes 1,608,720 shares pledged as collateral to secure certain personal indebtedness.
(11)	Includes 765,855 shares issuable upon exercise of options exercisable within 60 days after March 31, 2023.
(12)	Includes 314,573,867 shares issuable upon exercise of options held by our current executive officers and directors within 60 days after March 31, 2023.

Tesla, Inc. 2023 Proxy Statement 63

AUDIT RELATED MATTERS

Members Robyn Denholm (Chair) Joe Gebbia Hiromichi Mizuno(1) James Murdoch

Composition

Our Audit Committee is composed of four directors: Robyn Denholm (chair), Joe Gebbia, Hiromichi Mizuno and James Murdoch. The Audit Committee is comprised solely of directors who satisfy applicable independence and other requirements under Nasdaq listing standards and applicable securities laws. The Board has determined that Ms. Denholm is an “audit committee financial expert” as defined in the rules of the SEC.

Oversight

The Audit Committee assists the Board in fulfilling its responsibilities by:

• Providing oversight, recommendations, and under specified thresholds, approvals, regarding significant financial matters and investment practices, including any material acquisitions and divestitures;

• Monitoring the integrity of Tesla’s financial statements and Tesla’s compliance with legal and regulatory requirements as they relate to financial statements or accounting matters; and

• Reviewing the adequacy and effectiveness of Tesla’s internal control policies and procedures in addition to Tesla’s risk management, data privacy and data security.

In addition to overseeing key risks in the areas of data security and privacy, crisis risk management, ethics and compliance, and ESG, as discussed below, the Audit Committee is also responsible for overseeing risks in other areas of our business and operation.

Additional Key Objectives

Data Security

The Audit Committee is responsible for reviewing the adequacy and effectiveness of Tesla’s policies and practices with respect to data security risk exposures, and providing oversight over Tesla’s data security policies and monitoring programs. The Audit Committee receives regular updates from senior management, including our Chief Information Officer, on data security risk reviews of Tesla’s key business segments and products, procedures to assess and address data security risk, and the effectiveness of data security technologies and solutions deployed internally.

Data Privacy

Privacy is integral to our business and Tesla is committed to the protection of the personal data which it processes as part of its business and on behalf of customers. We have established a robust global privacy program with oversight by executive management, an independent Data Protection Officer for our European regulated entities, and, at the Board level, our Audit Committee. Our governance and accountability measures promote core principles of data privacy, while the collaborative effort between our Information Security Team and Legal Team enables us to meet our regulatory requirements and demonstrate compliance.

(1)   Will not stand for re-election at the 2023 Annual Meeting.

64 Tesla, Inc. 2023 Proxy Statement

Crisis Risk Management

In response to extraordinary events such as the COVID-19 pandemic and ensuing supply chain shortages, the Audit Committee receives regular updates from senior management.

Ethics

The Audit Committee has oversight of Tesla’s compliance with legal, regulatory and ethical compliance programs. The Audit Committee has established procedures for the receipt, retention, and treatment of complaints about accounting, internal accounting controls or audit matters, and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or audit matters. We encourage employees and third parties to report concerns about our accounting controls, auditing matters or any other ethical wrongdoing. To report such a concern, please visit https://tesla-cdn.thron.com/static/XT8QBQ_business-code-of-ethics_SHJXZD.pdf?xseo=&response-content-
disposition=inline%3Bfilename%3D%22business-code-of-ethics.pdf, where you will find various reporting options.

Environmental, Social & Governance

The Audit Committee is responsible for reviewing and discussing the assessment of the Company’s annual Impact Report, and, as deemed appropriate, other ESG-related disclosures.

Selection & Oversight of External Auditor

The Audit Committee appoints, compensates, oversees and manages Tesla’s relationship with its independent registered public accounting firm, which reports directly to the Audit Committee. In selecting PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, the Audit Committee annually evaluates the firm’s qualifications and performance; the quality and candor of their communications with the Audit Committee and the Company; independence and integrity; efficiency and the appropriateness of fees; benefits of audit firm or lead partner rotations and the comprehensiveness of evaluations of internal controls. The Audit Committee also considers the relative costs, benefits, challenges and other potential impacts of selecting a different independent public accounting firm.

In reviewing and approving audit and non-audit service fees, the Audit Committee considers a number of factors, including the scope and quality of work, as well as an assessment of the impact on auditor independence of non-audit fees and services. During the course of the fiscal year, the Audit Committee is given regular updates regarding audit related and non-audit related fees.

Audit Committee Report

The Audit Committee assists the Board in fulfilling its responsibilities for oversight of the integrity of Tesla’s consolidated financial statements, our internal accounting and financial controls, our compliance with legal and regulatory requirements, the organization and performance of our internal audit function and the qualifications, independence and performance of our independent registered public accounting firm.

Tesla, Inc. 2023 Proxy Statement 65

The management of Tesla is responsible for establishing and maintaining internal controls and for preparing Tesla’s consolidated financial statements. The independent registered public accounting firm is responsible for auditing the financial statements. It is the responsibility of the Audit Committee to oversee these activities.

The Audit Committee has:

• Reviewed and discussed the audited financial statements with Tesla management and with PricewaterhouseCoopers LLP, Tesla’s independent registered public accounting firm;

• Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and

• Received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers LLP their independence.

Based upon these discussions and review, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Tesla’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the United States Securities and Exchange Commission.

Members of the Audit Committee:

Robyn Denholm (Chair)

Hiromichi Mizuno

James Murdoch

66 Tesla, Inc. 2023 Proxy Statement

OTHER MATTERS

Tesla has received notice from a stockholder of an intent to propose a resolution at the 2023 Annual Meeting requesting reporting on plans to eradicate child labor and forced labor from its supply chain (the “Floor Proposal”). If the Floor Proposal is presented at the 2023 Annual Meeting, the persons named in the proxy card will have discretionary authority pursuant to Rule 14a-4(c) under the Exchange Act with respect to the Floor Proposal and intends to exercise such discretion to vote AGAINST the proposal. Tesla knows of no other matters to be submitted at the 2023 Annual Meeting. If any other matters properly come before the 2023 Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy, whether through telephonic or Internet voting or, alternatively, by using a paper copy of the proxy card that has been requested.

It is important that your shares be represented at the 2023 Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the proxy card or, if so requested, by executing and returning, at your earliest convenience, the proxy card in the envelope that will have been provided.

THE BOARD OF DIRECTORS

Austin, Texas
April 6, 2023

Tesla, Inc. 2023 Proxy Statement 67

TESLA NOTE 000004 ENDORSEMENT LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. X Please do not write outside the designated areas. C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters heres how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically before the meeting must be received by 1:00 am, (central time), on May 16, 2023 Online Before the Meeting: Go to www.envisionreports.com/TSLA or scan the QC code login details are located in the shaded bar below. During the Meeting: Go to www.meetnow.global/TESLA2023 - login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals- The Board recommends a vote FOR all nominees in Proposal 1, FOR Proposals 2 and 4, EVERY THREE YEARS on Proposal 3 and AGAINST Proposal 5. + 1. Election of Directors: For Against Abstain 01 - Elon Musk 02 - Robyn Denholm For Against Abstain 03 - JB Straubel For Against Abstain 2. Tesla proposal to approve executive compensation on a nonbinding advisory basis. For Against Abstain 4. Tesla proposal to ratify the appointment of independent registered public accounting firm. 3. Tesla proposal to approve the frequency of future votes on executive compensation on a non-binding advisory basis. 1 Year 2 Years 3 Years Abstain 5. Stockholder proposal regarding reporting on key-person risk. For Against Abstain C 1234567890 1 U P X J N T 5 7 2 7 8 4 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 03S6VG

The 2023 Annual Meeting of Stockholders of Tesla, Inc. will be held on Tuesday, May 16, 2023 at 3:00 pm CT, both virtually via the Internet at www.meetnow.global/TESLA2023 and in person for a limited number of stockholders at Gigafactory Texas, 1 Tesla Road, Austin, TX 78725. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy Tesla, Inc. + Notice of 2023 Annual Meeting of Stockholders Gigafactory Texas - 1 Tesla Road, Austin, TX 78725 This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting May 16, 2023 at 3:00 PM CT Elon Musk and Zachary Kirkhorn, or any of them, each with the power of substitution, are hereby authorized to represent as proxies and vote with respect to the proposals set forth on the reverse side and in the discretion of such proxies on all other matters that may be properly presented for action all shares of stock of Tesla, Inc. the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held virtually via the Internet at www.meetnow.global/TESLA2023 and in person for a limited number of stockholders at 3:00 pm CT on May 16, 2023, or any postponement, adjournment or continuation thereof, and instructs said proxies to vote as specified on the reverse side. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have the authority to vote FOR all nominees in Proposal 1, FOR Proposals 2 and 4 and EVERY THREE YEARS on Proposal 3, and AGAINST Proposal 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting. (Items to be voted appear on reverse side.) B Authorized Signatures This section must be completed for your vote to be counted. Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) Please print date below. Signature 1 Please keep signature within the box. Signature 2 Please keep signature within the box. C Non-Voting Items Change of Address Please print new address below. Comments Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. +